UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

Targacept, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Targacept, Inc. 200 East First Street, Suite 300 Winston-Salem, NC 27101 USA Tel: 336-480-2100 Fax: 336-480-2107 www.targacept.com

April 20, 2012

Dear Stockholder,

We cordially invite you to attend the Targacept, Inc. 2012 annual meeting of stockholders to be held at 8:30 a.m. Eastern Daylight Time on Thursday, May 31, 2012 at the Winston-Salem Marriott, 425 North Cherry Street, Winston-Salem, North Carolina. We describe the business that we expect to conduct at the meeting in the attached notice of annual meeting and proxy statement. We have also made available a copy of our 2011 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2011. We encourage you to read the proxy statement and annual report.

We are using the “Notice and Access” method of providing proxy materials to you via the Internet. This method provides you with a convenient and quick way to access your proxy materials and vote your shares while allowing us to reduce the costs of printing and distributing the proxy materials. On or about April 20, 2012, we will begin mailing to our stockholders a Notice of Annual Meeting and Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report, how to vote and how to receive a paper copy of the proxy materials.

Your vote is very important, regardless of the number of shares you hold. Whether or not you plan to attend the meeting, please carefully review the attached proxy statement and then cast your vote either in person or by proxy. You may vote over the Internet or by telephone, or, if you received a paper proxy card, by completing, signing, dating and returning the card in the enclosed postage-paid envelope. For more detail regarding how to vote, please refer to the “General Information about the Annual Meeting” section beginning on page 1 of the attached proxy statement.

We hope that you will join us on May 31, 2012.

Sincerely,

J. Donald deBethizy, Ph.D.

President and Chief Executive Officer

Targacept, Inc. 200 East First Street, Suite 300 Winston-Salem, NC 27101 USA Tel: 336-480-2100 Fax: 336-480-2107 www.targacept.com

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

Time	8:30 a.m. Eastern Daylight Time

Date	May 31, 2012

Place	Winston-Salem Marriott 425 North Cherry Street Winston-Salem, North Carolina USA

Purposes

1.      To elect the three nominees named in the accompanying proxy statement to the Board of Directors as Class III directors.

2.      To hold an advisory vote to approve the compensation of Targacept’s named executive officers as disclosed in the accompanying proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

3.      To ratify the appointment of Ernst & Young LLP as Targacept’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

4.      To consider any other business that is properly brought before the meeting.

Record Date

The Board of Directors has fixed the close of business on April 12, 2012 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

Whether you plan to attend the meeting or not, we encourage you to vote and submit your proxy over the Internet, by telephone or by mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

BY ORDER OF THE BOARD OF

DIRECTORS

Peter A. Zorn

Senior Vice President, Legal Affairs,

General Counsel and Secretary

April 20, 2012

Targacept, Inc.

200 East First Street, Suite 300

Winston-Salem, NC 27101 USA

(336) 480-2100

PROXY STATEMENT FOR THE TARGACEPT, INC.

2012 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT

8:30 A.M. EASTERN DAYLIGHT TIME ON THURSDAY, MAY 31, 2012

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to

be Held on May 31, 2012

The Notice of 2012 Annual Meeting of Stockholders, proxy statement, form of proxy card and our

2011 Annual Report are available on our website at

www.targacept.com/2012annualmeeting.

If you need directions to the location for the 2012 Annual Meeting of Stockholders, please contact Jo Peay at the address or telephone number set forth above.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why did I receive a notice in the mail that this proxy statement and the accompanying materials were available to me?

This proxy statement and the accompanying materials were made available to you because the Board of Directors of Targacept, Inc. (“we” or “Targacept” or the “Company”) is soliciting your proxy to vote at the 2012 annual meeting of stockholders to be held at 8:30 a.m. Eastern Daylight Time on Thursday, May 31, 2012 at the Winston-Salem Marriott, 425 North Cherry Street, Winston-Salem, North Carolina and at any adjournments or postponements of the meeting. In this proxy statement, we refer to the 2012 annual meeting of stockholders (together with any adjournment or postponement) as the “meeting” and to the Company’s Board of Directors as the “Board.” This proxy statement, together with the accompanying Notice of 2012 Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the meeting.

Why did I not receive a paper copy of the proxy materials?

We are permitted to furnish proxy materials to our stockholders by providing access to such documents on the Internet instead of mailing paper copies. We began sending to stockholders entitled to vote at the meeting a Notice of Annual Meeting and Internet Availability of Proxy Materials, and we first made available this proxy statement and the accompanying proxy card, on or about April 20, 2012. In this proxy statement, we refer to the Notice of Annual Meeting and Internet Availability of Proxy Materials as the “Notice.” The Notice provides instructions for how to access and review this proxy statement and our 2011 Annual Report over the Internet, how to request a paper or email copy of either or both of these documents and how to authorize a proxy to vote your shares over the Internet or by telephone. You will not receive a paper copy of either of these documents unless you request it.

Who can vote at the meeting?

The record date for the meeting is April 12, 2012. If, on the record date, you owned shares of our common stock that were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record entitled to vote at the meeting in person or by proxy. If, on the record date, your shares of our common stock were registered in the name of a bank, broker or other nominee, you are considered to hold your shares in “street name” and we have requested that the Notice be forwarded to you by the bank, broker or other nominee. If you hold your shares in street name, the bank, broker or other nominee is the stockholder of record entitled to vote at the meeting and, as a beneficial owner of the shares, you have the right to direct the bank, broker or other nominee regarding how to vote the shares. However, because a beneficial owner is not the stockholder of record, you may not vote the shares in person at the meeting unless you obtain a broker’s proxy card from the bank, broker or other nominee that is the stockholder of record for the shares giving you the right to vote the shares at the meeting.

How many votes can be cast by all stockholders?

A total of 33,398,448 shares of our common stock were outstanding on April 12, 2012 and entitled to be voted at the meeting. Common stock is our only class of voting stock.

How many votes do I have?

Each share of common stock that you owned as of the record date entitles you to one vote on each matter that is properly brought before the meeting.

How do I vote if I am a stockholder of record?

•

Over the Internet. You may vote your shares from any location in the world by visiting www.voteproxy.com and following the on-screen instructions. You should have the Notice or, if you requested paper proxy materials, your proxy card with you when you vote.

•

By telephone. You may vote your shares by telephone by following the “By Telephone” instructions on the Notice or, if you requested paper proxy materials, the included proxy card. You should have the Notice or, if you requested paper proxy materials, your proxy card with you when you vote.

•

By mail. If you received a paper proxy card, you may vote by completing, signing and mailing your proxy card in the enclosed postage prepaid envelope. Please allow sufficient time for us to receive your proxy card if you decide to vote by mail.

•

In person at the meeting. If you attend the meeting, be sure to bring a form of government issued picture identification with you. You may deliver your completed proxy card in person or you may vote by completing a paper proxy card or a ballot, which will be available at the meeting.

How do I vote if I hold my shares in street name?

•

By mail. You should receive instructions from your bank, broker or other nominee explaining how to vote your shares by mail. If you wish to vote your shares by mail, you should follow those instructions.

•

In person at the meeting. If you attend the meeting, you will need to contact the bank, broker or other nominee that is the stockholder of record for your shares to obtain a broker’s proxy card and then bring the proxy card, an account statement or a letter from the stockholder of record indicating that you beneficially owned the shares as of the record date and a form of government issued picture identification to the meeting. If you have all of (1) a broker’s proxy card, (2) an account statement or letter indicating beneficial ownership as of the record date and (3) a government issued picture identification, you may vote by completing a paper proxy card or a ballot, which will be available at the meeting. If not, you will not be able to vote at the meeting.

If your shares of common stock are held in street name, you may also be entitled to vote over the Internet or by telephone. You should receive instructions from your bank, broker or other nominee if you are permitted to vote over the Internet or by telephone. If you are permitted to vote your shares over the Internet or by telephone and wish to do so, you should follow those instructions.

The Notice is not a proxy card or ballot and cannot be used to vote your shares.

What are the Board’s recommendations on how to vote my shares?

The Board recommends a vote:

•	FOR the election of G. Steven Burrill, Errol B. De Souza and Mark Skaletsky as Class III directors (page 11);

•

FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, or SEC (page 39); and

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 (page 40).

What if I sign and return a proxy card but do not specify how I want my shares voted?

If you sign and return your proxy card but do not specify how you want your shares voted, they will be voted:

•	FOR the three nominees to the Board named in this proxy statement;

•	FOR approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC;

•	FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

•	at the discretion of the proxy holder with respect to any other business that may properly be brought before the meeting.

Can I change my vote or revoke my proxy?

If you give us your proxy, you may change your vote or revoke your proxy at any time before the meeting in any one of the following ways:

•	if you signed and returned a paper proxy card, by signing a new proxy card bearing a later date and submitting it as instructed above;

•	by casting a new vote over the Internet or by telephone as instructed above;

•	by notifying Targacept’s Corporate Secretary in writing before the meeting that you have revoked your proxy; or

•

by attending the meeting in person and voting in person as provided above. Merely attending the meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the meeting that it be revoked.

The vote that you submit latest and still timely is the vote that will be counted.

If your shares are held in street name, you also have the right to change your vote or revoke your proxy at any time before the meeting. Please contact your bank, broker or other nominee for specific instructions as to how to change your vote or revoke your proxy.

Will my shares be voted if I do not vote using one of the permissible methods described above?

If you are a stockholder of record, your shares will not be voted if you do not vote using one of the permissible methods described above under “How do I vote if I am a stockholder of record?” and in accordance with the applicable instructions for that method.

If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that is the stockholder of record for your shares as described above under “How do I vote if I hold my shares in street name?,” the bank, broker or other nominee has the authority to vote your shares in its discretion on routine matters, but cannot vote your shares on any matter that is not considered routine. Only Proposal 3 described in this proxy statement is considered a routine matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your bank, broker or other nominee, your shares will not be voted on either Proposal 1 or Proposal 2. We encourage you to provide voting instructions to your bank, broker or other nominee to ensure that your shares will be voted at the meeting in the manner that you desire.

What does it mean if I receive more than one Notice or more than one set of proxy materials?

If you receive more than one Notice or more than one set of proxy materials, it means that your shares are not all registered in the same way. For example, some of your shares may be registered only in your name and some may be registered in the name of you and your spouse jointly, or some of your shares may be held in street name in one account with one broker and some may be held in street name in another account with the same broker or in an account with a different broker. Please follow the voting instructions on each Notice or proxy card that you receive to ensure that all of the shares that you are entitled to vote are in fact voted.

What is the quorum requirement?

In order to hold the meeting, there must be a quorum. For there to be a quorum at the meeting, the holders of a majority of all of the shares of common stock entitled to vote at the meeting must be present in person or represented by proxy. Shares represented by stockholders of record who are present in person or represented by proxy at the meeting, including shares that are voted to “Abstain” on any particular matter and broker non-votes, will be counted for purposes of determining whether there is a quorum. The term “broker non-vote” applies if you hold your shares in street name and refers to any particular matter for which your bank, broker or other nominee either cannot vote your shares because it has not received instructions from you and does not have discretionary voting authority under applicable securities exchange rules or chooses not to vote your shares on a matter for which it does have discretionary authority. As discussed above, banks, brokers and other nominees for shares held in street name only have discretionary authority to vote the shares on matters that are considered routine.

What vote is required to approve each proposal and how are votes counted?

If there is a quorum at the meeting:

•

Proposal 1: Election of Directors. The persons receiving the highest number of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors will be elected as Class III directors. This is called a plurality. Shares for which authority to vote for a particular nominee for election as a director is withheld will not be counted as votes for the election of that nominee. Shares not voted are not counted for purposes of electing directors. Because directors are elected by plurality, broker non-votes will have no effect on the election of directors.

•

Proposal 2: Advisory Vote to Approve the Compensation of our Named Executive Officers as Disclosed in this Proxy Statement. The proposal to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC will be approved if a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal vote in favor of the proposal. Because abstentions constitute shares present and entitled to vote, they will have the effect of a vote against the proposal. Because broker non-votes are not considered present and entitled to vote for purposes of the proposal, they will not be counted as a vote in favor of or as a vote against the proposal and will have no effect on the outcome of this advisory vote.

The results of this vote are not binding on Targacept or on the Board or its Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the views of our stockholders and will consider the outcome of the vote in conjunction with future compensation decisions.

•

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm. The proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 will be approved if a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal vote in favor of the proposal. Because abstentions constitute shares present and entitled to vote, they will have the effect of a vote against the proposal. If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that is the stockholder of record for your shares, the bank, broker or other nominee has discretionary authority to vote your shares with respect to the proposal.

Is there a list of stockholders entitled to vote at the meeting?

A list of stockholders of record entitled to vote at the meeting will be available for any purpose germane to the meeting at the meeting and for 10 days prior to the meeting at the office of Targacept’s Corporate Secretary during business hours at our executive offices at 200 East First Street, Suite 300, Winston-Salem, North Carolina.

Could matters other than those described in this proxy statement be decided at the meeting?

At the time this proxy statement was first made available, we knew of no other matters that may be presented for action at the meeting. If any other business properly comes before the meeting, the persons named on the proxy included in the proxy materials will have authority to vote the shares represented by proxies in their discretion. If you hold shares in street name, the bank, broker or other nominee that is the stockholder of record for your shares will not be able to vote your shares on any other business that comes before the meeting unless it receives instructions from you with respect to the other business.

What happens if the meeting is postponed or adjourned?

If the meeting is postponed or adjourned, your proxy may be voted when the meeting convenes or re-convenes as provided by Delaware law. You will still be able to change or revoke your proxy until it is voted.

Who is paying the costs of soliciting these proxies?

This proxy statement is furnished to our stockholders in connection with the solicitation of proxies by and on behalf of the Board. We will pay all of the costs of soliciting these proxies. Our directors, officers and employees may solicit proxies in person or by telephone, fax or email. We will not pay these directors, officers and employees any additional compensation for these services. We may reimburse banks, brokers and other nominees for their expenses incurred to forward the Notice, or these proxy materials, to the beneficial owners of the shares for which they are the stockholders of record.

Where is the meeting?

The meeting will be held at 8:30 a.m. Eastern Daylight Time on Thursday, May 31, 2012 at the Winston-Salem Marriott, 425 North Cherry Street, Winston-Salem, North Carolina. When you arrive at the meeting, signs will direct you to the appropriate meeting room.

Where can I find the voting results of the meeting?

The preliminary voting results will be announced at the meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days after the meeting. If final results are unavailable within four business days after the meeting, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

Who should I call if I have any additional questions?

If you hold your shares directly, please call Peter A. Zorn, Targacept’s Secretary, at (336) 480-2100. If you hold your shares in street name, please use the telephone number provided on the voting instruction form that you receive from your bank, broker or other nominee or contact your bank, broker or other nominee directly.

BOARD OF DIRECTORS AND MANAGEMENT

Board of Directors

Our bylaws provide that the Board shall consist of not less than three or more than 13 directors, as fixed from time to time in accordance with our certificate of incorporation. Our certificate of incorporation provides that the number of directors shall be fixed from time to time exclusively by the Board, and the Board has fixed the number of directors at 10. The Board is divided into three classes, with one class to be elected at each annual meeting of stockholders to serve for a three-year term. The term of our Class III directors expires at the meeting (the 2012 annual meeting of stockholders); the term of our Class I directors expires at the 2013 annual meeting of stockholders; and the term of our Class II directors expires at the 2014 annual meeting of stockholders; in each case with each director to hold office until his or her successor is duly elected and qualified or until his or her earlier death, retirement, resignation or removal. Our Class I directors are Charles A. Blixt, Alan W. Dunton, M.D. and Ralph Snyderman, M.D. Our Class II directors are M. James Barrett, Ph.D., Julia R. Brown, J. Donald deBethizy, Ph.D. and John P. Richard. Our Class III directors are G. Steven Burrill, Errol B. De Souza, Ph.D. and Mark Skaletsky.

On April 12, 2012, the Board, acting upon the recommendation of its Governance and Nominating Committee, nominated G. Steven Burrill, Errol B. De Souza and Mark Skaletsky for election as Class III directors at the meeting. Class III directors elected at the meeting will serve for a term to expire at the 2015 annual meeting of stockholders, with each director to hold office until his successor is duly elected and qualified or until his earlier death, retirement, resignation or removal.

Nominees for Election

Each nominee for election at the meeting is identified below, together with the nominee’s position with Targacept, age and certain other biographical information that the nominee provided to us and the nominee’s specific experience, qualifications, attributes and skills that led our Board to conclude that he is well qualified to serve as a member of the Board.

Name	Age	Position
G. Steven Burrill	67	Class III Director
Errol B. De Souza, Ph.D.	58	Class III Director
Mark Skaletsky	63	Chairman of the Board; Class III Director

G. Steven Burrill has been a member of the Board since August 2006. Mr. Burrill also previously served as a member of the Board from August 2000 to August 2005. Since January 1997, he has served as the chief executive officer of Burrill & Company LLC, a merchant bank that he founded that provides venture capital, media and strategic partnering services and focuses on biotechnology, pharmaceuticals, diagnostics, devices, human healthcare and related medical technologies, healthcare delivery, nutraceuticals and wellness, agricultural biotechnology, industrial biotechnology and biofuels. Prior to founding Burrill & Company, Mr. Burrill spent 27 years with Ernst & Young LLP, including the last 17 as a partner of the firm. He is currently a member of the board of directors of each of the publicly-traded companies Depomed, Inc. and Novadaq Technologies, Inc. Within the past five years, he served on the board of directors of each of the publicly-traded companies Third Wave Technologies, Inc. (acquired by Hologic, Inc.) and Pharmasset, Inc. (acquired by Gilead Sciences, Inc.).

Mr. Burrill is widely recognized as a leading voice in biotechnology. He has served on numerous boards of directors of both public and private life science companies over his long tenure as chief executive officer of Burrill & Company and, as the author of the Annual Report of the Biotechnology Industry for more than two decades and a founder of The Biotech Meeting and many other industry meetings, he has access to insights from executives of leading companies across the healthcare sector. In addition, Mr. Burrill’s many years at Ernst & Young prior to founding Burrill & Company provide him with a strong financial background that benefits both our Audit Committee and the Board.

Errol B. De Souza, Ph.D. has been a member of the Board since January 2004. Since March 2010, Dr. De Souza has been president and chief executive officer of Biodel Inc., a specialty pharmaceutical company. From April 2009 to March 2010, Dr. De Souza was a pharmaceutical and biotechnology consultant. From April 2003 to March 2009, he served as president and chief executive officer of Archemix Corporation, a privately held biopharmaceutical company. Dr. De Souza currently serves as chairman of the steering board for GlaxoSmithKline’s Immunology Inflammation Center of Excellence for Drug Discovery, as a member of the investment committee for Royalty Pharma and as a member of the board of directors of each of the publicly-traded companies Biodel Inc. and Bionomics Ltd. Within the past five years, he served on the board of directors of each of the publicly-traded companies IDEXX Laboratories, Inc. and Palatin Technologies, Inc.

Dr. De Souza brings to the Board substantial experience as an executive in the pharmaceutical industry, having served as president and chief executive officer of Synaptic Pharmaceutical Corp. until its sale to H. Lundbeck A/S in addition to Biodel and Archemix. Over Dr. De Souza’s career, he has also served in a number of high-ranking research and development roles, including senior vice president and head of global lead generation for Hoechst Marion Roussel and senior vice president and U.S. head of drug innovation and approval following that company's merger with Rhône-Poulenc to form Aventis (now Sanofi-Aventis) and co-founder and executive vice president of research and development at Neurocrine Biosciences, Inc. These experiences, together with his service as a director for other biopharmaceutical companies, enable Dr. De Souza to contribute valuable insight to the Board regarding pharmaceutical portfolio development and management from both a large company and an emerging company perspective.

Mark Skaletsky has been a member of the Board since February 2001 and our Chairman since January 2002. Since May 2008, Mr. Skaletsky has been the chairman and chief executive officer of Fenway Pharmaceuticals, Inc., a biotechnology company. From March 2001 to March 2008, he served as the chairman and chief executive officer of Trine Pharmaceuticals, Inc., a biotechnology company. Mr. Skaletsky is currently a member of the board of directors of each of the publicly-traded companies Alkermes, Inc. and ImmunoGen, Inc. and, within the past five years, he served on the board of directors of the publicly-traded company AMAG Pharmaceuticals, Inc. Mr. Skaletsky is also a member of the board of trustees of Bentley University.

Mr. Skaletsky brings leadership to the Board, as well as substantial business and operating experience and a deep knowledge of our industry. He is one of the founders of the Industrial Biotechnology Association, a predecessor to BIO, and a former chairman of BIO. Over his career, Mr. Skaletsky has served in a number of executive roles, including president and chief executive officer of GelTex Pharmaceuticals, Inc. until its acquisition by Genzyme Corporation in December 2000 and president and chief operating officer of Biogen, Inc. Mr. Skaletsky’s wide-ranging qualifications enable him in his role as our Chairman to provide management guidance to Dr. deBethizy and to manage the diverse viewpoints of our directors to ensure that the Board functions well.

Continuing Directors

The terms of our Class I and Class II directors will continue after the meeting. Each continuing director is identified below, together with the director’s position with Targacept, age and certain other biographical information that the director provided to us and the director’s specific experience, qualifications, attributes and skills that led our Board to conclude that he or she is well qualified to serve as a member of the Board.

Name	Age	Position
M. James Barrett, Ph.D.	69	Class II Director
Charles A. Blixt	60	Class I Director
Julia R. Brown	64	Class II Director
J. Donald deBethizy, Ph.D.	61	President and Chief Executive Officer; Class II Director
Alan W. Dunton, M.D.	57	Class I Director
John P. Richard	54	Class II Director
Ralph Snyderman, M.D.	72	Class I Director

M. James Barrett, Ph.D. has been a member of the Board since November 2002. Since September 2001, Dr. Barrett has been a general partner of New Enterprise Associates, a venture capital firm that focuses on the medical and life sciences and information technology industries. He is currently a member of the board of directors of each of the publicly-traded companies Amicus Therapeutics, Inc. and Clovis Oncology, Inc. and, within the past five years, he served on the board of directors of each of the publicly-traded companies Inhibitex, Inc. (acquired by Bristol Myers Squibb Company) Iomai Corporation (acquired by Intercell AG), MedImmune, LLC (acquired by AstraZeneca), Pharmion Corporation (acquired by Celgene Corporation) and YM Biosciences, Inc.

As a result of Dr. Barrett’s tenure as a general partner of New Enterprise Associates, he has served on numerous boards of directors of both public and private companies in the healthcare sector and brings to the Board significant first-hand experience in shaping strategic direction as a pharmaceutical company matures from a private venture-backed company, to a development-stage public company and then to a product revenue-generating company. In addition to his valuable perspective as an investor, Dr. Barrett brings to the Board substantial executive experience, having founded or served as the chief executive of four separate life sciences companies.

Charles A. Blixt has been a member of the Board since August 2000. From October 2007 to December 2010, Mr. Blixt was a senior advisor to Jones Day, a law firm. From September 2006 to April 2007, he served as the interim general counsel of Krispy Kreme Doughnuts, Inc., a branded specialty retailer. From August 2004 to August 2006, he was executive vice president, general counsel and assistant secretary of Reynolds American Inc. From June 1999 to August 2006, he held positions of increasing responsibility with R.J. Reynolds Tobacco Holdings, Inc. and, from January 1998 to August 2006, he served as executive vice president and general counsel of R.J. Reynolds Tobacco Company. Mr. Blixt is a member of the board of directors of the publicly-traded company Krispy Kreme Doughnuts, Inc. Within the past five years, he served as a member of the board of directors of the publicly-traded company Swedish Match AB.

Mr. Blixt brings to the Board extensive legal, policy, corporate development and business experience. In particular, his experience gained over many years as general counsel of a Fortune 100 consumer products company serves as a balance to the emerging growth and life science backgrounds of the other members of the Board and provides the Board with a unique and valuable perspective. In addition, Mr. Blixt’s legal background helps the Board promote strong corporate governance practices.

Julia R. Brown has been a member of the Board since November 2007. From January 2000 until her retirement in September 2008, Ms. Brown was affiliated with Amylin Pharmaceuticals, Inc., a biopharmaceutical company, serving as executive vice president until July 2003 and then as an adviser to the chief executive officer. She is chairman of the board of trustees of the University of California San Diego Foundation. In 2010, Ms. Brown received an award for “Distinguished Contribution to the Life Science Industry” from CONNECT, an organization that fosters innovation and the formation of new technology companies in southern California and for which she serves as a director. Within the past five years, she served on the board of directors of each of the publicly-traded companies Labopharm, Inc. (acquired by Palatin Labs Inc.) and Tanox, Inc. (acquired by Genentech, Inc.).

Ms. Brown brings to the Board extensive experience in the life science industry gained over a four decade career. As an executive of Amylin, Ms. Brown was responsible for commercial operations and led that company’s transition from the development stage to the commercial stage. Prior to Amylin, she held executive positions at Dura Pharmaceuticals, Inc. (acquired by Elan Pharmaceuticals) and Eli Lilly and Company. In addition to her background in key operating roles, Ms. Brown is a member of the board of directors of the Corporate Directors Forum, an organization formed to promote high standards of professionalism in corporate governance, and has been recognized as a Certified Director by the Directors Institute at UCLA and awarded the Certificate of Director Education by the National Association of Corporate Directors, or NACD. Ms. Brown has also trained in executive compensation at both Harvard University and the NACD and chaired the compensation committee of two publicly-traded companies in addition to Targacept, providing her with a breadth of education and experience that benefits both our Compensation Committee and the Board.

J. Donald deBethizy, Ph.D. has been a member of the Board since March 1997. Dr. deBethizy has been our Chief Executive Officer since August 2000 and our President since March 1997.

As a founder of Targacept with substantial academic and industrial research and development management experience, Dr. deBethizy brings to the Board a deep knowledge of Targacept’s business and science, as well as a broad strategic vision and a tremendous passion for our company. In addition, his service as a director enables the Board to perform its function with the benefit of management’s perspectives. Dr. deBethizy is a member of the governing board of each of the Emerging Companies Section and the Health Section of the Biotechnology Industry Organization, or BIO, as well as co-chairman of the Emerging Companies Section’s Capital Formation Committee.

Alan W. Dunton, M.D. has been a member of the Board since October 2006. Since April 2006, he has been president of Danerius, LLC, a consulting company. From January 2007 to March 2009, Dr. Dunton served as president and chief executive officer of Panacos Pharmaceuticals Inc. and he served as a managing director of Panacos from March 2009 to January 2011. Dr. Dunton is a member of the board of directors of each of the publicly-traded companies EpiCept Corporation, Oragenics, Inc. and Palatin Technologies, Inc. Within the past five years, he served on the board of directors of each of the publicly-traded companies Adams Respiratory Therapeutics, Inc. (acquired by Reckitt Benckiser Group plc) and MediciNova, Inc. and the formerly publicly-traded company Panacos Pharmaceuticals, Inc.

Dr. Dunton brings to the Board substantial drug development and clinical research experience. Over his almost three decade career in the pharmaceutical industry, Dr. Dunton has played a key role in the development of more than 20 products to regulatory approval, including several successful neuroscience products. In addition, his experience and training as a physician and fellowship in clinical pharmacology enable him to bring valuable insight to the Board that help us prioritize our drug development opportunities.

John P. Richard has been a member of the Board since November 2002. Since June 2005, Mr. Richard has been a managing director of Georgia Venture Partners, LLC, a venture capital firm that focuses on the biotechnology industry. He has also served as senior business advisor to Agennix AG, a biotechnology company, since April 1999 and as a non-executive director of Phase4 Ventures Limited, a private equity fund, since March 2011. From 2008 until March 2011, Mr. Richard served as a venture partner of Nomura Phase4 Ventures LP. In addition, Mr. Richard currently serves and from time to time during at least the past five years has served as a consultant to portfolio companies of Georgia Venture Partners, as well as to Nomura Phase4 Ventures (or an affiliated entity) and certain of its portfolio companies. Within the past five years, Mr. Richard served as a member of the board of directors of the formerly publicly-traded company Altus Pharmaceuticals Inc.

Mr. Richard brings to the Board extensive business development experience, having led that function at three separate life science companies and played a primary role in establishing numerous pharmaceutical alliances. In addition, the breadth of Mr. Richard’s current roles enables him to view issues that we face from a variety of perspectives, including as an executive, investor, director and transaction professional.

Ralph Snyderman, M.D. has been a member of the Board since June 2007. Since July 2004, Dr. Snyderman has been Chancellor Emeritus and James B. Duke Professor of Medicine at Duke University. He is the founder and chairman of Proventys Inc., a developer of diagnostic tools for use with personalized medicine. In addition, from January 2006 to November 2009, he consulted for New Enterprise Associates, a venture capital firm, as a venture partner. Within the past five years, Dr. Snyderman served on the board of directors of each of the publicly-traded companies The Procter & Gamble Company and PPD, Inc. (since acquired).

Dr. Snyderman oversaw the development of the Duke University Health System in his role as president and chief executive officer and brings to the Board extensive knowledge of the national health care system. In addition to his academic and administrative expertise, Dr. Snyderman is internationally recognized for his contributions as a research physician in the field of inflammation and is a proponent of the role that individualized medicine can have in innovative drug development.

Executive Officers

Our executive officers who are not also directors, their ages and positions at Targacept and other biographical information are set forth below.

Name	Age	Positions
Merouane Bencherif, M.D., Ph.D.	57	Senior Vice President, Preclinical Research
Jeffrey P. Brennan	54	Senior Vice President, Business and Commercial Development and Chief Business Officer
Geoffrey C. Dunbar, M.D.	65	Senior Vice President, Clinical Development and Regulatory Affairs and Chief Medical Officer
Karen A. Hicks	60	Vice President, Human Resources
Mauri K. Hodges, C.P.A., C.C.P.	54	Vice President, Finance and Corporate Systems and Controller
Alan A. Musso, C.P.A., C.M.A.	50	Senior Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Assistant Secretary
Peter A. Zorn, Esq.	41	Senior Vice President, Legal Affairs, General Counsel and Secretary

Merouane Bencherif, M.D., Ph.D. has been our Senior Vice President, Preclinical Research since March 2010. He was our Vice President, Preclinical Research from August 2002 to March 2010 and our Vice President, Biological Sciences from August 2000 to August 2002.

Jeffrey P. Brennan has been our Senior Vice President, Business and Commercial Development and Chief Business Officer since March 2010. He was our Vice President, Business and Commercial Development from September 2003 to March 2010.

Geoffrey C. Dunbar, M.D. has been our Senior Vice President, Clinical Development and Regulatory Affairs since March 2010 and our Chief Medical Officer since June 2010. He was our Vice President, Clinical Development and Regulatory Affairs from June 2001 to March 2010.

Karen A. Hicks has been our Vice President, Human Resources since March 2010. She was our Senior Director, Human Resources from January 2007 to March 2010 and our Director, Human Resources from September 2002 to January 2007.

Mauri K. Hodges, C.P.A., C.C.P. has been our Vice President, Finance and Corporate Systems since March 2010 and our Controller since November 2000. She was our Senior Director, Finance from February 2002 to March 2010.

Alan A. Musso, C.P.A., C.M.A. has been our Senior Vice President, Finance and Administration since March 2010, our Chief Financial Officer and Treasurer since February 2002 and our Assistant Secretary since June 2007. He was our Vice President from February 2002 to March 2010 and our Secretary from February 2002 to June 2007.

Peter A. Zorn, Esq. has been our Senior Vice President, Legal Affairs since March 2010, our General Counsel since January 2006 and our Secretary since June 2007. He was our Vice President, Legal Affairs from January 2006 to March 2010, our Corporate Counsel from May 2003 to January 2006 and our Assistant Secretary from May 2003 to June 2007. Mr. Zorn resides in Bedford, Massachusetts.

PROPOSAL 1: ELECTION OF CLASS III DIRECTORS

On April 12, 2012, the Board accepted the recommendation of its Governance and Nominating Committee and nominated G. Steven Burrill, Errol B. De Souza and Mark Skaletsky for election as Class III directors at the meeting. Class III directors elected at the meeting will serve for a term to expire at the 2015 annual meeting of stockholders, with each director to hold office until his successor is duly elected and qualified or until his earlier death, retirement, resignation or removal.

Unless authority to vote for a particular nominee is withheld, the shares represented by proxy will be voted FOR the election of G. Steven Burrill, Errol B. De Souza and Mark Skaletsky as Class III directors. In the event that any nominee becomes unable or unwilling to serve, the shares represented by proxy will be voted for the election of such other person as the Board may recommend in his place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors voted FOR is required to elect each nominee as a Class III director.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF G. STEVEN BURRILL, ERROL B. DE SOUZA AND MARK SKALETSKY AS CLASS III DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN ACCORDANCE WITH THE BOARD’S RECOMMENDATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CORPORATE GOVERNANCE

Director Independence

The listing standards of The NASDAQ Stock Market LLC, or NASDAQ, and our Corporate Governance Guidelines require that our Board consist of a majority of independent directors, as determined under the applicable NASDAQ listing standard. The Board, with input from its Governance and Nominating Committee, has determined that each of Mr. Skaletsky, Dr. Barrett, Mr. Blixt, Ms. Brown, Mr. Burrill, Dr. De Souza, Dr. Dunton, Mr. Richard and Dr. Snyderman qualifies as an independent director. In making their independence determinations, the Governance and Nominating Committee and the Board considered the status of Dr. Barrett as a general partner of New Enterprise Associates, which is one of our largest stockholders.

For purposes of qualifying as independent to serve on the Audit Committee of the Board, applicable NASDAQ listing standards and rules of the SEC require that a director not accept any consulting, advisory, or other compensatory fee from us, other than for Board service, or be an affiliated person of us. We believe that all of the members of our Audit Committee satisfy these requirements.

Board Leadership Structure

The Board and each of its committees are chaired by directors whom our Board has determined meet NASDAQ’s independence standards.

The roles of chief executive officer and chairman of the board of directors have been held by separate individuals since we became an independent company in 2000. This separation of roles enables our Chief Executive Officer to focus on his core responsibility of leading and managing our operations and day-to-day performance, consistent with strategic direction provided by the Board, and our Chairman of the Board to focus on leading the Board in its fundamental role of providing guidance to and independent oversight of our management. In addition, this separation provides an opportunity for consistent leadership, as the individual that fills either role could assume the duties of the other role on an emergency basis if the need were to arise.

The Board and its Committees

In 2011, the Board met six times. Each of our directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served. Our Corporate Governance Guidelines provide that our directors are also expected to attend annual meetings of stockholders. All of our directors attended the 2011 annual meeting of stockholders.

The Board has a Governance and Nominating Committee, Audit Committee, Compensation Committee and Technology and Innovation Committee. A brief description of these committees and their current memberships follows.

Governance and Nominating Committee

The current members of the Governance and Nominating Committee are Mr. Blixt, Dr. De Souza, Mr. Skaletsky and Dr. Snyderman, with Dr. De Souza serving as chairman. In 2011, the Governance and Nominating Committee of the Board met three times. You can find the Governance and Nominating Committee charter on the “Investor Relations” page of our website, www.targacept.com, under the “Corporate Governance” tab. Specific responsibilities of the Governance and Nominating Committee include:

•

identifying individuals qualified to serve as directors and committee members, recommending to the Board nominees for election at our annual meetings of stockholders and recommending to the Board individuals to fill vacancies on the Board;

•	making recommendations to the Board concerning the criteria for membership on the Board and the size, composition, chairmanship and compensation of the Board and its committees;

•	considering whether and how it takes into account diversity in identifying nominees;

•	monitoring and making recommendations to the Board regarding corporate governance matters;

•	advising the Board on corporate governance matters generally;

•	conducting an annual review of the performance of the Board and its committees; and

•	periodically evaluating and making recommendations to the Board concerning the compensation of non-employee directors.

Our non-employee director compensation program, including the roles of members of our senior management team and outside compensation consultants in assisting with establishing non-employee director compensation, is discussed below under “Executive Compensation—Compensation of Directors.”

The objective of the Governance and Nominating Committee is for the backgrounds and qualifications of the directors as a group to provide a significant breadth and diversity of experience, knowledge and abilities. In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended nominees, the Governance and Nominating Committee applies certain criteria found in our Corporate Governance Guidelines. In particular, each nominee should possess:

•	a reputation for integrity, honesty and adherence to high ethical standards;

•	sound judgment and a willingness and ability to contribute positively to decision-making processes;

•	a commitment to understand us and our industry and to regularly attend and participate in meetings of the Board and, as applicable, its committees;

•

the interest and ability to understand sometimes conflicting interests of various constituencies, such as stockholders, employees, governmental or regulatory bodies, creditors and the general public, and to act in the interests of all stockholders; and

•	no actual or apparent conflict of interest that would impair the ability to represent the interests of all stockholders and to fulfill the responsibilities of a director.

The Governance and Nominating Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for a nominee.

Process for Director Nominations

The Governance and Nominating Committee recommends to the Board individuals to be nominated for election as directors. In considering an incumbent director as a nominee, the Governance and Nominating Committee considers his or her prior contributions to the functioning of the Board and, as applicable, its committees. The Governance and Nominating Committee may also receive recommendations for nominees from members of the Board or management and may from time to time engage a third-party search firm to help identify potential nominees. If a candidate is identified, the Governance and Nominating Committee evaluates his or her qualifications and other biographical information, taking into account the backgrounds and qualifications of the continuing members of the Board and the criteria included in our Corporate Governance Guidelines. Members of the Governance and Nominating Committee and our Chief Executive Officer then interview the candidate or, if multiple candidates are identified, select candidates. Following discussion of the candidates identified and evaluated, the Governance and Nominating Committee recommends to the Board a slate of nominees for election.

Stockholders may recommend individuals for consideration by the Governance and Nominating Committee as potential nominees for director by submitting their names, together with a comprehensive written resume of each potential nominee’s business experience and background and a signed consent stating that he or she is willing to be considered as a nominee and, if nominated and elected, will serve as a director, to Governance and Nominating Committee of the Board of Directors, c/o Corporate Secretary, Targacept, Inc., 200 East First Street, Suite 300, Winston-Salem, North Carolina 27101. The submission must also include a statement as to whether the stockholder has beneficially owned or, if the recommendation is being made by a group of stockholders, whether the group of stockholders has beneficially owned, more than 5% of our common stock for at least one year as of the date the recommendation is made. Assuming that the required information has been provided by the same deadline that applies for stockholder proposals to be included in the proxy materials for our 2013 annual meeting of stockholders as specified below under “Deadline for Stockholder Proposals and Stockholder Nominations,” the committee will evaluate stockholder-recommended candidates using substantially the same process and applying substantially the same criteria as described above. Stockholders may also have the right under our bylaws to nominate director candidates directly by following the procedures described in our bylaws. See “Deadline for Stockholder Proposals and Stockholder Nominations” below.

At the meeting, stockholders will be asked to consider the election of Mr. Burrill, Dr. De Souza and Mr. Skaletsky, each of whom currently serves on the Board. Mr. Burrill, Dr. De Souza and Mr. Skaletsky were recommended to the Board for nomination by the Governance and Nominating Committee.

Audit Committee

The current members of the Audit Committee are Mr. Blixt, Mr. Burrill and Mr. Richard, with Mr. Blixt serving as chairman. The Board has determined that the audit committee has at least one “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and that Mr. Burrill is an audit committee financial expert.

In 2011, the Audit Committee met seven times. You can find the Audit Committee charter on the “Investor Relations” page of our website, www.targacept.com, under the “Corporate Governance” tab. The Audit Committee assists the Board in its oversight of our accounting, financial reporting and internal control functions. Specific responsibilities of the Audit Committee include:

•

the appointment, compensation, retention and oversight of any independent registered public accounting firm that we engage to issue an audit report, or to perform other audit, review or attest services, for our financial statements, and evaluating auditor independence;

•	overseeing the annual audit process, as well as the review process for our interim financial statements;

•	reviewing with management significant accounting issues, policies relating to our financial statements and our cash management program;

•	discussing with management and the independent registered public accounting firm our exposure to material risks and the adequacy of our risk management activities;

•	reviewing management’s assessment of the effectiveness of, and our independent registered public accounting firm’s report on, our internal control over financial reporting;

•	approving, to the extent required by applicable law or NASDAQ listing standards or by our related person transactions policy, related person transactions;

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters;

•	responding to any report of evidence of a material violation of the securities laws or breach of fiduciary duty that it receives; and

•	preparing the report of the audit committee required by applicable SEC rules to be included in our annual proxy statement.

Compensation Committee

The current members of the Compensation Committee are Dr. Barrett, Ms. Brown, Dr. Dunton and Mr. Skaletsky, with Ms. Brown serving as chairperson. In 2011, the Compensation Committee met six times. You can find the Compensation Committee charter on the “Investor Relations” page of our website, www.targacept.com, under the “Corporate Governance” tab. Specific responsibilities of the Compensation Committee include:

•	reviewing periodically our compensation philosophy and the adequacy of compensation plans and programs for our executive officers and other employees;

•	reviewing the performance of our Chief Executive Officer and establishing the compensation of all of our executive officers;

•	approving employment, severance and change in control agreements, and any amendments, for our executive officers;

•	administering our 2006 Stock Incentive Plan and any other stock-based plans, as well as other employee benefit and incentive plans;

•	assessing annually any risks associated with our compensation policies and practices;

•

reviewing and discussing with management our Compensation Discussion and Analysis disclosure and formally recommending to the Board that it be included in our annual report on Form 10-K (either directly or by incorporation by reference to our annual proxy statement);

•

making a recommendation to the Board with respect to the Board’s recommendation to our stockholders on any proposal that our stockholders approve the compensation of our named executive officers on an advisory basis;

•

making a recommendation to the Board, at least once every six years, whether to submit the compensation of our named executive officers to an advisory vote of our stockholders every one, two or three years; and

•

preparing the report of the Compensation Committee required by applicable SEC rules to be included in our annual report on Form 10-K (either directly or by incorporation by reference to our annual proxy statement).

The Compensation Committee consults regularly with our Chief Executive Officer and on occasion with other members of our senior management team regarding our executive compensation program. Our executive compensation program, including the role of members of our senior management team and outside compensation consultants in assisting with establishing compensation, is discussed below under “Executive Compensation — Compensation Discussion and Analysis.”

The Compensation Committee has the discretion to delegate any of its authority to a subcommittee. In addition, the Board has delegated to Dr. deBethizy, as Chief Executive Officer, the authority to grant stock options under our 2006 Stock Incentive Plan, subject to limits and other conditions specified by the Board or the Compensation Committee, the terms of that plan and applicable law. In particular, Dr. deBethizy does not have the authority to grant stock options to our executive officers.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee, Mr. Skaletsky, Dr. Barrett, Ms. Brown or Dr. Dunton, was an officer within the meaning of Rule 3b-2 under the Securities Exchange Act of 1934, or the “1934 Act,” or employee of ours during or prior to fiscal 2011 or had any relationship during fiscal 2011 that would be required to be disclosed pursuant to Item 404 of Regulation S-K. None of our executive officers served during fiscal 2011 as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has an executive officer who serves on our Board or Compensation Committee.

Technology and Innovation Committee

The Board formed the Technology and Innovation Committee in September 2011. The current members of the Technology and Innovation Committee are Dr. De Souza, Dr. Dunton and Dr. Snyderman, and Dr. Snyderman serves as chairman. In 2011, the Technology and Innovation Committee met one time. You can find the Technology and Innovation Committee charter on the “Investor Relations” page of our website, www.targacept.com, under the “Corporate Governance” tab. Specific responsibilities of the Technology and Innovation Committee include:

•	assessing information provided by management regarding our research and development activities, initiatives and programs and periodically reporting to the Board on such matters;

•	reviewing periodically and reporting to the Board on our research and development strategies; and

•	discussing and reporting to the Board on significant emerging technology issues and trends relevant to our areas of scientific or therapeutic focus.

The Board’s Role in Risk Oversight

The Board is involved in our risk oversight in multiple contexts. For example, in determining whether and under what circumstances we will engage in financing transactions or enter into strategic alliances and collaborations, the Board is involved in our management of risks related to our financial condition or of the risks inherent in drug development and commercialization. In addition, at each of its meetings, the Board receives business updates from various members of senior management. These updates may identify matters that have emerged within that member of senior management’s scope of responsibility that involve operational, financial, legal or regulatory risks and, in these cases, the Board’s risk oversight role is to provide guidance to management.

The Board also exercises a risk oversight role through its committees, each of which is structured to include only independent directors and is separately chaired. Each committee provides regular reports of its actions to the full Board. In particular, as noted above, the Audit Committee is responsible for discussing our exposure to material risks and the adequacy of our risk management activities with management and our independent registered public accounting firm. The Audit Committee’s primary emphasis is financial risk, including our internal control over financial reporting, and it reviews information received from our independent registered public accounting firm as to the effectiveness of our internal control over financial reporting and from other third parties in support of management’s assessment of the effectiveness of our internal control over financial reporting. The Audit Committee also oversees our management of exposure to certain financial risks through its periodic review of our investment policy and the allocation of our investment portfolio. Additionally, the Audit Committee seeks assurance from our insurance broker at least annually that it considers our various insurance coverages, including clinical trial-related insurance, to be appropriate and generally consistent with its other clients in our industry with similar profiles. Beyond the Audit Committee, the Compensation Committee is responsible for considering whether our compensation programs and practices are reasonably likely to have a material adverse effect on us.

Stockholder Communications

The Board will receive and review written communications submitted by stockholders to the attention of the Board. The chairman of the Governance and Nominating Committee is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors, c/o Corporate Secretary, Targacept, Inc., 200 East First Street, Suite 300, Winston-Salem, North Carolina 27101. The Secretary will forward all communications addressed to the Board to the chairman of the Governance and Nominating Committee. You should indicate on your correspondence that you are a Targacept stockholder. In addition, you can find procedures to express any concerns or complaints regarding accounting, internal accounting or other financial reporting controls or auditing matters to the Audit Committee on the “Investor Relations” page of our website, www.targacept.com, under the “Corporate Governance” tab.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that address a number of matters applicable to directors, including, as examples, independence, qualification standards, compensation, conduct and frequency of meetings, executive sessions and management evaluation and succession. You can find our Corporate Governance Guidelines on the “Investor Relations” page of our website, www.targacept.com, under the “Corporate Governance” tab.

Code of Business Conduct and Ethics

The Board has also adopted a Code of Business Conduct and Ethics applicable to all Targacept personnel, including our directors and executive officers. The Code of Business Conduct and Ethics is designed, among other things, to reflect our commitment to fair and ethical conduct and compliance with law. You can find the Code of Business Conduct and Ethics on the “Investor Relations” page of our website, www.targacept.com, under the “Corporate Governance” tab. To the extent permissible under applicable law, the rules of the SEC or NASDAQ listing standards, we also intend to post on our website any amendment to the Code of Business Conduct and Ethics, or any grant of a waiver from a provision of the Code of Business Conduct and Ethics, that requires disclosure under applicable law, SEC rules or NASDAQ listing standards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our common stock is our only class of voting security. The table below sets forth information regarding the beneficial ownership of our common stock as of April 12, 2012 for:

•	each of the individuals identified as named executive officers in the Summary Compensation Table on page 32 of this proxy statement;

•	each of our directors and director nominees;

•	all of our directors and executive officers as a group; and

•	each person, entity or group of affiliated persons or entities known by us to beneficially own more than 5% of our common stock.

Beneficial ownership is determined under SEC rules and includes sole or shared power to vote or dispose of shares of our common stock. The number and percentage of shares beneficially owned by a person or entity also include shares of common stock subject to stock options that are currently exercisable or become exercisable within 60 days of April 12, 2012. However, these shares are not deemed to be outstanding for the purpose of computing the percentage of shares beneficially owned of any other person or entity. Except as indicated in footnotes to the table below or, where applicable, to the extent authority is shared by spouses under community property laws, the beneficial owners named in the table have, to our knowledge, sole voting and dispositive power with respect to all shares of common stock shown to be beneficially owned by them. Percentage of shares beneficially owned is based on 33,398,448 shares of common stock outstanding on April 12, 2012. Unless otherwise indicated, the address of each beneficial owner named in the table is c/o Targacept, Inc., 200 East First Street, Suite 300, Winston-Salem, North Carolina 27101.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
More than 5% Stockholders
New Enterprise Associates 10, Limited Partnership and affiliates 1954 Greenspring Drive, Suite 600 Timonium, Maryland 21093	4,572,999	(1)	13.7%

FMR LLC and affiliates 82 Devonshire Street Boston, Massachusetts 02109	3,882,538	(2)	11.6%

BVF Inc. and affiliates 900 North Michigan Avenue, Suite 1100 Chicago, Illinois 60611	3,267,602	(3)	9.8%

BlackRock, Inc. and affiliates 40 East 52nd Street New York, NY 10022	1,774,860	(4)	5.3%

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Directors and Named Executive Officers
Mark Skaletsky	73,832 (5)	*
M. James Barrett	4,628,512 (6)	13.8%
Charles A. Blixt	50,000 (7)	*
Julia R. Brown	33,400 (7)	*
G. Steven Burrill	22,333 (8)	*
Errol B. De Souza	70,333 (9)	*
Alan W. Dunton	52,000 (7)	*
John P. Richard	50,333 (10)	*
Ralph Snyderman	40,000 (7)	*
J. Donald deBethizy	521,551 (11)	1.5%
Alan A. Musso	159,232 (12)	*
Geoffrey C. Dunbar	246,988 (13)	*
Jeffrey P. Brennan	118,057 (7)	*
Peter A. Zorn	115,076 (7)	*
All directors and executive officers as a group (17 persons)	6,362,872 (14)	18.1%

*	Represents beneficial ownership of less than one percent of our common stock

(1)	The information reported is based on information provided by New Enterprise Associates 10, Limited Partnership on February 7, 2012. Includes 4,563,512 shares owned of record by New Enterprise Associates 10, Limited Partnership for which voting and dispositive power is shared by M. James Barrett, Peter J. Barris, C. Richard Kramlich, Charles W. Newhall, III, Mark W. Perry and Scott D. Sandell, each of whom is a general partner of NEA Partners 10, Limited Partnership, the general partner of New Enterprise Associates 10, Limited Partnership; 3,154 shares owned of record by NEA Ventures 2002, L.P. for which voting and dispositive power is held by its general partner, Pamela J. Clark; and 2,000 shares owned of record by, and 4,333 shares issuable upon exercise of options exercisable currently or within 60 days of April 12, 2012 held by, New Enterprise Associates, Inc. (f/k/a NEA Development Corp.) for which voting and dispositive power is shared by Peter J. Barris, Ryan D. Drant, C. Richard Kramlich and Scott D. Sandell, each of whom is a member of the board of directors of NEA Management Company, LLC, the sole owner of New Enterprise Associates, Inc. New Enterprise Associates 10, Limited Partnership disclaims beneficial ownership of the shares owned of record by NEA Ventures 2002, L.P. and New Enterprise Associates, Inc. in which it has no pecuniary interest. NEA Partners 10, Limited Partnership, each of the general partners of NEA Partners 10, Limited Partnership, the general partner of NEA Ventures 2002, L.P., NEA Management Company, LLC and each of the members of the board of directors of NEA Management Company, LLC disclaim beneficial ownership of all of the shares owned of record by, or issuable upon the exercise of options held by, New Enterprise Associates 10, Limited Partnership, NEA Ventures 2002, L.P. or New Enterprise Associates, Inc., except to the extent of its, his or her pecuniary interest therein. Mr. Barrett is a member of the Board. See footnote 6.

(2)	The information reported is based on a Schedule 13G filed with the SEC on April 10, 2012. Fidelity Management & Research Company is a wholly owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and acts as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Each of Edward C. Johnson 3d, Chairman of FMR LLC, and FMR LLC, through its control of Fidelity Management & Research Company, has the sole power to dispose of all of these shares. Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of these shares, and such power resides with the investment companies’ respective boards of trustees.

(3)

The information reported is based on a Schedule 13G/A filed with the SEC on February 10, 2012, pursuant to which, as of the close of business on December 30, 2011, (i) Biotechnology Value Fund, L.P. (“BVF”) beneficially owned 683,202 shares, (ii) Biotechnology Value Fund II, L.P. (“BVF2”) beneficially owned

418,200 shares (iii) BVF Investments, L.L.C. (“BVLLC”) beneficially owned 1,942,800 shares and (iv) Investment 10, L.L.C. (“ILL10”) beneficially owned 223,400 shares. BVF Partners L.P. (“Partners”) as the general partner of BVF and BVF2, the manager of BVLLC and the investment adviser of ILL10, may be deemed to beneficially own the 3,267,602 shares beneficially owned in the aggregate by BVF, BVF2, BVLLC and ILL10. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the 3,267,602 shares of beneficially owned by Partners. Mark N. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the 3,267,602 shares of Common Stock beneficially owned by BVF Inc. Partners, BVF Inc. and Mr. Lampert share voting and dispositive power over the shares beneficially owned by BVF, BVF2, BVLLC and ILL10. Each of Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the shares beneficially owned by BVF, BVF2, BVLLC and ILL10.

(4)	The information reported is based on a Schedule 13G/A filed with the SEC on February 8, 2012.

(5)	Includes 62,500 shares subject to options exercisable currently or within 60 days of April 12, 2012.

(6)	Includes 65,000 shares subject to options exercisable currently or within 60 days of April 12, 2012. Also includes 4,563,512 shares owned of record by New Enterprise Associates 10, Limited Partnership for which voting and dispositive power is shared by M. James Barrett, Peter J. Barris, C. Richard Kramlich, Charles W. Newhall, III, Mark W. Perry and Scott D. Sandell, each of whom is a general partner of NEA Partners 10, Limited Partnership, the general partner of New Enterprise Associates 10, Limited Partnership. Dr. Barrett disclaims beneficial ownership of the shares owned of record by New Enterprise Associates 10, Limited Partnership, except to the extent of his pecuniary interest therein. See footnote 1.

(7)	Subject to options exercisable currently or within 60 days of April 12, 2012.

(8)	Includes 15,000 shares issuable upon exercise of options exercisable currently or within 60 days of April 12, 2012. Also includes 2,000 shares owned of record by, and 5,333 shares issuable upon exercise of options exercisable currently or within 60 days of April 12, 2012 held by, Burrill & Company LLC for which voting and dispositive power is held by Mr. Burrill as chief executive officer of Burrill & Company LLC. Mr. Burrill disclaims beneficial ownership of the shares owned of record by, or issuable upon the exercise of options held by, Burrill & Company LLC, except to the extent of his pecuniary interest therein.

(9)	Includes 65,000 shares subject to options exercisable currently or within 60 days of April 12, 2012.

(10)	Includes 45,000 shares subject to options exercisable currently or within 60 days of April 12, 2012.

(11)	Includes 520,753 shares subject to options exercisable currently or within 60 days of April 12, 2012.

(12)	Includes 156,433 shares subject to options exercisable currently or within 60 days of April 12, 2012.

(13)	Includes 245,835 shares subject to options exercisable currently or within 60 days of April 12, 2012.

(14)	Includes the shares held, and shares subject to options exercisable currently or within 60 days of April 12, 2012 held, by the directors and executive officers named in the table and as set forth in footnotes 5 through 13; also includes 181,225 shares held, or subject to options exercisable currently or within 60 days of April 12, 2012 held, by three executive officers not named in the table.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our directors and executive officers and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and more than 10% stockholders are required by SEC rules to provide us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to us for the year ended December 31, 2011 and information provided to us by our directors and executive officers required to file the reports, we believe that all forms required by Section 16(a) to be filed in 2011 were filed on a timely basis, except that Mauri K. Hodges, our Vice President, Finance and Corporate Systems and Controller, filed a Form 4 to report  the exercise of a stock option and sale of underlying shares two days late.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transactions Policy

The Board has adopted a written policy pursuant to which each actual or proposed financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or series of similar financial transactions, arrangements or relationships, other than specified employment and compensatory matters, in which we were or would be a participant, the amount involved exceeds $120,000 and a “related person” (as defined under Item 404 of Regulation S-K) has a direct or indirect material interest is submitted to our Audit Committee for its review and approval or, if applicable, ratification. These transactions, arrangements or relationships are known as “related person transactions.”

Under the policy, our Chief Financial Officer and General Counsel consult with regard to any proposed transaction, arrangement or relationship that is identified as a possible related person transaction. If they determine that we desire to proceed with the proposed transaction, arrangement or relationship and the General Counsel determines that, based on available information, the proposed transaction may constitute a related person transaction, it is submitted to the Audit Committee for its consideration. The Audit Committee is to consider all available relevant facts and circumstances, including the benefits to us, the impact on a director’s independence in the event the related person is a director (or a family member or entity affiliated with a director), the availability of other sources for comparable products or services, the proposed terms and the terms available to or from parties that are not related persons. Absent special circumstances, the Audit Committee may approve only those related person transactions that it determines to be in or not contrary to the best interests of us and our stockholders. No member of the Audit Committee may participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members is the related person.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and with each of our executive officers. Pursuant to the indemnification agreements, we have agreed to indemnify and hold harmless these directors and officers to the fullest extent permitted by the Delaware General Corporation Law. The agreements generally cover expenses that a director or officer incurs or amounts that a director or officer becomes obligated to pay because of any proceeding to which he or she is made or threatened to be made a party or participant by reason of his or her service as a current or former director, officer, employee or agent of us. The agreements also provide for the advancement of expenses to the directors and officers subject to specified conditions. There are certain exceptions to our obligation to indemnify the directors and officers, including any intentional malfeasance or act where the director or officer did not in good faith believe he or she was acting in our best interests, with respect to “short-swing” profit claims under Section 16(b) of the 1934 Act and, with certain exceptions, with respect to proceedings that he or she initiates.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

The Compensation Committee of the Board is responsible, among other things, for establishing the compensation of our executive officers, including the individuals identified as our named executive officers for the fiscal year ended December 31, 2011 — J. Donald deBethizy, Alan A. Musso, Geoffrey C. Dunbar, Jeffrey P. Brennan and Peter A. Zorn. In January 2012, the Compensation Committee, reinforcing our pay for performance philosophy, determined that, in light of clinical setbacks for TC-5214 that had occurred in the fourth quarter of 2011, the decline in our market capitalization and a lower overall achievement level under our annual cash incentive award program as compared to prior years, our executive officers, including our named executive officers, would not receive any bonus under our annual cash incentive award program for fiscal 2011 or any increase to their respective base salaries for fiscal 2012.

The Compensation Committee has designed our executive compensation program to achieve three primary objectives:

(1)	remain competitive with comparable companies in our industry in order to attract and retain talented individuals to contribute to our long-term success;

(2)	provide substantial incentive to achieve our business objectives and build stockholder value, thereby aligning the interests of our executives with the interests of our stockholders and paying for performance; and

(3)	achieve internal pay equity within our executive management team.

In furtherance of these objectives, our executive compensation program is and has historically been comprised of three elements: base salary, which does not vary based on performance or results; eligibility for an annual cash bonus under an annual cash incentive award program, which incentivizes and rewards the achievement of pre-defined corporate performance objectives or other accomplishments that the Compensation Committee believes advance our business interests and contribute to our success and the creation of stockholder value; and stock-based awards (which have historically been stock options), which align the interests of our executive officers directly with the interests of our stockholders and play an important role as a recruitment and retention tool as we compete for talent with companies that in some cases are larger, are at a more advanced stage or offer comparable potential for high growth.

Following the advisory vote to approve the compensation of our named executive officers held at last year’s annual meeting of stockholders in June 2011 in which more than 99% of voted shares were voted in favor, the Compensation Committee did not make any change to the elements or objectives of our executive compensation program.

Benchmarking the compensation that we pay to our executives against compensation paid to executives in comparable positions at comparable companies helps the Compensation Committee to assess market competitiveness and meet our objectives. Accordingly, in determining the compensation for our named executive officers for any particular year, the Compensation Committee utilizes compensation data and information for a group of companies that it believes have profiles sufficiently similar to ours so as to constitute an appropriate peer group. When selecting companies to include in the peer group, the Compensation Committee first identifies clinical-stage pharmaceutical or biopharmaceutical companies with market capitalizations within a range of ours, eliminates companies that have undergone significant changes since the most recent publicly available compensation data and then further narrows the list based on stage of development and a number of other factors. In 2011, the Compensation Committee considered total operating budget and research and development expenses to be among the most appropriate publicly available criteria for determining comparable scope and complexity. Clinical-stage companies, by definition, do not have product revenue. Once the peer group is selected, the Compensation Committee benchmarks various elements or measures of our executive compensation against the peer group. However, the Compensation Committee does not rely solely on peer group data or on a predetermined percentile level within the peer group in determining the compensation for our named executive officers.

The Compensation Committee seeks to balance the cash versus stock-based elements and the fixed versus variable incentive-based elements of our executive compensation program. Toward that end, with respect to each of our named executive officers, the Compensation Committee generally aims for annual base salary and total target cash compensation (which takes into account base salary and target cash incentives) to be at or near the 50th percentile for the comparable position in our peer group. The Compensation Committee has also historically aimed for the value of annual stock option grants to our named executive officers to approximate the 75th percentile for the comparable position in our peer group. The higher target percentile for stock-based compensation as compared to cash compensation reflects the Compensation Committee’s view of the importance, as a clinical-stage company in a capital-intensive business, of deploying our cash to advance our pipeline of product candidates.

Pay practices that are commonly cited as corporate governance concerns are not part of our executive compensation program. For example, a change in control of our company, alone, would not give rise to the payment of severance under our respective employment agreements with our named executive officers. Severance under the employment agreements is not triggered unless employment of the executive is terminated other than for cause or by the executive for a defined good reason. Accordingly, a change in control, alone, would not give rise to the payment of severance. Where severance is triggered under the employment agreements, the amount varies by executive but does not exceed for any executive 12 months base salary and 12 months acceleration of stock option vesting. None of our employment agreements provides for an excise tax gross up.

The Compensation Committee believes that the objectives of our executive compensation program are appropriate for a company of our size and stage of development and that our compensation policies and practices help meet those objectives. In particular, the Compensation Committee believes that our compensation policies and practices promote pay for performance and promote an alignment between the interests of our named executive officers and our stockholders.

Role of Compensation Committee in the Compensation Process

The Compensation Committee is responsible for establishing the components and amounts of compensation for each of our executive officers, including our named executive officers. The current members of the Compensation Committee are Mr. Skaletsky, Dr. Barrett, Ms. Brown and Dr. Dunton, and each served on the committee throughout fiscal 2011. Ms. Brown became chairperson of the Compensation Committee in June 2011, succeeding Mr. Skaletsky in that role.

Role of Compensation Consultant and Benchmarking

The Compensation Committee’s charter authorizes it to retain outside advisors, including compensation experts, as it deems appropriate to advise it in connection with its responsibilities and to approve related fees and engagement terms. Any advisor engaged by the Compensation Committee reports directly to the Compensation Committee.

In the fourth quarter of 2010, Towers Watson, a compensation consultant retained by the Compensation Committee, confirmed that, in its view, the companies that had been included in the peer group approved by the committee for use earlier in 2010 for executive compensation benchmarking purposes continued to be appropriate for that purpose, with the exception of the removal of Trubion Pharmaceuticals, Inc. (which had been acquired during 2010). Accordingly, the Compensation Committee used the following publicly-traded, U.S.-based biopharmaceutical or pharmaceutical companies as our peer group in making base salary, target bonus percentage and stock option grant determinations in January and March 2011: Acorda Therapeutics, Inc.; Alnylam Pharmaceuticals, Inc.; Amicus Therapeutics, Inc.; ARIAD Pharmaceuticals, Inc.; ArQule, Inc.; Array BioPharma Inc.; Cytokinetics, Incorporated; GTx, Inc.; ImmunoGen, Inc.; Infinity Pharmaceuticals, Inc.; Maxygen, Inc.; Medivation, Inc.; Micromet, Inc.; Rigel Pharmaceuticals, Inc.; Sangamo BioSciences, Inc.; Seattle Genetics, Inc.; and XenoPort, Inc. These 17 companies, which had been identified by Towers Watson initially with input from members of our executive management team and with consideration given to a number of factors, including number of employees, revenues, other financial metrics considered appropriate for a clinical-stage company, market capitalization, pipeline profile and significant alliances, are referred to in this Compensation Discussion and Analysis as the “2011 peer group.”

Towers Watson provided to the Compensation Committee compensation data and information compiled from publicly available information included in filings with the SEC for the 2011 peer group both by position with responsibilities comparable to our executive officers and by internal compensation rank within those companies. The elements of compensation for which Towers Watson provided data were base salary, target cash bonus (as a percentage of base salary), actual cash bonus, actual total cash compensation, expected value of long-term stock-based awards based on the Black-Scholes-Merton formula, ownership percentage represented by stock-based awards and total direct compensation. Because most companies in the 2011 peer group have a December 31 fiscal year end, calendar year 2010 data was not yet available and the majority of the data provided was with respect to calendar year 2009. The Compensation Committee utilized the data in establishing the base salaries and target bonus percentages of our executive officers for fiscal 2011 and in connection with its consideration of stock option grants in March 2011.

In the third quarter of 2011, the Compensation Committee retained the services of a different compensation consultant, Radford, to evaluate the continued appropriateness of the 2011 peer group for benchmarking executive compensation, make associated recommendations and to provide other analyses in connection with anticipated compensation determinations for 2012. Radford recommended various modifications to our peer group. The Compensation Committee considered the recommendations, determined to modify the 2011 peer group and reviewed data and information from Radford for the peer group as modified. However, as a result of decisions subsequently made by the Compensation Committee described below under “— Actions Taken in Fiscal 2012,” the modified peer group did not factor in any actual compensation determinations. Taking into account the decline in our market capitalization that we experienced after the modified peer group was determined and other considerations, the Compensation Committee later determined to reconstitute our peer group for use going forward.

Objectives of Executive Compensation

The primary objectives of our executive compensation are described below.

•	Remain competitive with comparable companies in our industry in order to attract and retain talented individuals to contribute to our long-term success.

The Compensation Committee believes that our long-term success depends substantially on our ability to attract and retain highly-qualified, experienced individuals to serve as our executive officers. We compete for skilled executives in our industry, often with companies that are larger, are at a more advanced stage or offer comparable potential for high growth. As a result, the Compensation Committee believes that the total compensation package for each of our named executive officers must be at least competitive with comparable companies in our industry. Also, because we compete on a national scale for executive talent, the Compensation Committee assesses the competitiveness of our compensation in the United States as a whole, rather than regionally.

In furtherance of this objective, the Compensation Committee generally aims for annual base salary and total target cash compensation (which takes into account base salary and target cash incentives) for each of our named executive officers to be at or near the 50th percentile for the comparable position for comparable companies in our industry. However, where the Compensation Committee believes it to be necessary to meet our objective with respect to critical positions or where a position at Targacept involves broader responsibilities than the most comparable benchmarked position, we sometimes compensate at a higher level. In addition, for each of our named executive officers, the targeted percentile represents a key data point but is not the sole factor in compensation determinations. Other factors that the Compensation Committee takes into account are described below.

•

Provide substantial incentive to our named executive officers to achieve our business objectives and build stockholder value, thereby aligning their interests with the interests of our stockholders and paying for performance.

The Compensation Committee believes that it is important for our compensation program to align the interests of our named executive officers with the interests of our stockholders to ensure that our named executive officers are invested in our long-term success and our goal of building stockholder value. To accomplish alignment of interests, the compensation of each named executive officer includes, in addition to base salary, the opportunity to receive an annual cash incentive bonus and eligibility for the grant of stock-based awards, which have historically been stock options.

The annual cash incentive bonus is intended to make a substantial portion of each named executive officer’s potential total annual compensation contingent on the achievement of corporate performance objectives that the Compensation Committee believes advance our business interests and contribute to our future success and the building of stockholder value. Accordingly, the amount of annual cash incentive bonus that our named executive officers receive depends heavily on the extent to which the performance objectives are achieved. The Compensation Committee believes that stock option grants also serve to align the interests of our named executive officers with the interests of our stockholders. Because the exercise price of each stock option granted by the Compensation Committee is at least equal to the fair market value of the underlying stock as of the date of grant, the stock option results in a financial reward for the named executive officer only if the market price of our common stock increases after the grant date.

Together, these components of our executive compensation, which are described in more detail below under “—Elements of and Rationale for Executive Compensation,” are designed to incentivize our named executive officers to work towards the achievement of our objectives in furtherance of our long-term success.

•	Achieve internal pay equity within our executive management team.

The Compensation Committee believes that it is important that our executive compensation structure promote a cohesive management team and that our success, both in the short-term and the long-term, depends on inter-disciplinary contribution across the team. Accordingly, the Compensation Committee seeks to achieve internal equity in compensating our named executive officers. In particular, our goal is that the compensation paid to our executive officers be equitable and commensurate with his or her position, experience, responsibilities and contributions to our overall performance and achievements and the compensation paid to others in our company.

Elements of and Rationale for Executive Compensation

Base Salary

Base salary for each of our named executive officers is determined at or about the beginning of each year and may in some cases be re-evaluated during the year, taking into account:

•	the individual responsibilities of the named executive officer;

•

an assessment of the named executive officer’s individual performance, development and contributions to the achievement of our corporate performance objectives or otherwise to our achievements during the preceding year, as well as expected future contributions;

•	market salary data for our peer group or, where publicly available data for a particular position in our peer group is limited, other relevant comparables;

•	the historical base salary of the named executive officer during his employment with us, including the amount and timing of previous adjustments; and

•	the base salaries of our other executive officers.

Annual Cash Incentive Bonus

Each of our executive officers, including our named executive officers, participates in an annual cash incentive award program. Under this program, each executive officer is eligible to receive an annual cash bonus in an amount based on:

•	a target bonus percentage of his or her base wages, which where applicable is subject to a minimum percentage specified in the executive officer’s employment agreement; and

•

our achievement of pre-defined corporate performance objectives, and in some cases other corporate accomplishments, that the Compensation Committee believes advance our business interests and contribute to our future success and the building of stockholder value.

The Compensation Committee believes that, as a clinical-stage biopharmaceutical company, our performance is measured generally by our ability to advance product candidates into and through the clinic towards the market, to identify promising new product candidates for indications that represent significant commercial opportunities, to attract collaborators with particularized expertise and substantial resources, to secure capital to fund our research and development activities and to manage our cash resources prudently. Accordingly, our specified performance objectives typically relate to one or more of the following areas — the discovery, progression or advancement of our product candidates, clinical or nonclinical development, preclinical research, regulatory operations, business development, alliance management, cash management and capital efficiency.

Under our annual cash incentive award program, at or about the beginning of each fiscal year, the Compensation Committee establishes corporate performance objectives for that year and ascribes a percentage weight to each objective. The aggregate weight for all of the objectives is at least equal to 100%. The performance objectives may include additional weighting associated with events considered by the Compensation Committee to be particularly challenging or to require exceptional cross-functional performance that, if achieved, would be expected to provide substantial benefit to us and our stockholders. In that event, the aggregate weight for all of the objectives exceeds 100%.

Following the end of the fiscal year, the Compensation Committee determines the achievement level of the program for that year. In determining the achievement level, the Compensation Committee calculates the weights ascribed to those specified performance objectives that have been met, determines whether to award all or any portion of the weight ascribed to any objective that has not been met, whether because the event reflected by the objective was achieved in part or on a delayed basis, because the failure to meet the objective resulted from a strategic change that occurred during the year or for any other reason, and determines whether to make any adjustment based on other corporate accomplishments or events that occurred during the year.

Because the Compensation Committee believes that the achievement of our objectives and our overall success require inter-disciplinary contribution across our executive management team and that the achievement of, or failure to achieve, any particular objective reflects the performance of all of the members of our executive management team collectively, 100% of the annual cash bonus paid to our executive officers, as well each of our other employees at the level of vice president or higher, is based on the achievement level determined by the Compensation Committee for the program and not on individual performance. Accordingly, the amount of each executive officer’s cash incentive bonus for a particular fiscal year is determined by multiplying his or her base wages received for that year times his or her assigned target bonus percentage times the achievement level for the program determined by the Compensation Committee for that year. All of our other employees also participate in the incentive award program. For each of these employees, 50% of the annual cash bonus is based on the achievement level determined by the Compensation Committee as described above and the other 50% is based on an assessment of individual performance.

The Compensation Committee believes that the annual cash incentive award program furthers our executive compensation objectives by:

•

focusing our executive officers’ attention directly on, and incentivizing them to achieve, performance objectives that are designed to contribute to our future success and to building stockholder value;

•

making a substantial portion of the annual compensation for our executive officers contingent on achievement of the specified objectives, thereby aligning their interests with the interests of our stockholders and paying for performance; and

•

balancing the fixed cash compensation that, in some cases, may be lower than our executive officers could potentially obtain at larger or more mature companies with which we may compete, thereby better enabling us to attract and retain executive talent.

Stock Options or other Stock-Based Awards

Our executive officers and other employees are also eligible to be granted stock options or other stock-based awards under the Targacept, Inc. 2006 Stock Incentive Plan, which was amended and restated as of March 9, 2011 and is referred to in this proxy statement as the “2006 Plan.”

The Compensation Committee has elected historically to use stock options as our standard form of stock-based compensation due primarily to the expectation and familiarity of stock options as part of compensation packages for personnel in our industry and to enable greater flexibility for our employees in tax planning than they would have if we were to use, for example, restricted stock. All stock options that have been granted to our employees, including our named executive officers, have been designated as incentive options, subject to applicable limits imposed by applicable tax law or regulation. Incentive options provide the potential for more favorable tax treatment for employees than nonqualified options.

The Compensation Committee believes that the granting of stock options to our executive officers furthers our executive compensation objectives by:

•

aligning directly the interests of the executive officer with the interests of our stockholders, inasmuch as the executive officer only receives a financial reward as a result of the grant of a stock option priced at least at fair market value if we perform such that the market price of our common stock increases after the grant is made and then to no greater extent than any third party who purchased shares of our common stock on the grant date at a price equal to that day’s closing price;

•	serving as a compelling recruitment tool by creating the possibility for the accumulation of wealth, given our status as a clinical-stage company and potential for growth; and

•	serving as a powerful retention tool because stock options granted to our executive officers typically have vesting schedules that extend over a four-year period.

Timing of Stock Option Grants

We do not have any program, plan or practice to select dates for stock options to be granted in coordination with the release of material non-public information. Beginning with fiscal 2009, the Compensation Committee determined that it would generally consider making stock option grants in January of each year, when the extent to which we have achieved our corporate performance objectives for the preceding year is known, so as to coordinate consideration of stock-based compensation with consideration of the other elements of our executive compensation. For fiscal 2011, the Compensation Committee made a final determination to grant stock options at its regularly scheduled meeting in March, rather than in January as originally planned. Because of the proximity of the date of the March 2011 meeting to the expected availability of results from a Phase 2 clinical trial of our product candidate TC-5619, the Compensation Committee set the grant date for the stock options at the third business day after public announcement of top-line results of the trial to avoid any appearance of impropriety. As a result, the stock options were granted as of March 29, 2011.

Decision to Pay Each Element and Determination of Amounts for 2011

In determining the elements and amounts of compensation to be paid to each of our named executive officers, the Compensation Committee reviews each named executive officer’s historical compensation, utilizing executive compensation statements, or tally sheets, that include information on various aspects of current and historical compensation to facilitate its review.

Base Salary

In January 2011, the Compensation Committee met to review the data and information for the 2011 peer group. At the meeting, the Compensation Committee decided that it would consider base salary adjustments for our executive officers in conjunction with its determination regarding potential stock option grants, which it deferred until a future meeting. Pending that further consideration, the Compensation Committee approved a uniform base salary increase of 3.5% for our executive officers, including our named executive officers.

In March 2011, the Compensation Committee met to further evaluate base salary adjustments for our executive officers, including our named executive officers, and to consider potential stock option grants. At this meeting, the Compensation Committee considered data provided by Towers Watson for the 2011 peer group by comparable position and by internal compensation rank, as well as data from the Radford Global Life Sciences Survey. The Compensation Committee focused primarily on the 2011 peer group data by position, except in the case of Mr. Zorn where that data was limited. The data indicated that, for base salary, all of our named executive officers more closely approximated the 25th percentile and none were at or above the 50th percentile. For actual total cash compensation, the data indicated that Dr. deBethizy, Dr. Dunbar, Mr. Brennan and Mr. Musso were within 15% above and below the 50th percentile and that Mr. Zorn was also within that range based on internal compensation rank but above that range based on the Radford survey. These benchmarking outcomes for actual total cash compensation were primarily the result of a greater-than-target cash bonus paid under our annual cash incentive award program and a special additional bonus paid for 2009 in connection with strong company performance.

Considering the 2011 peer group data and information in its totality, the Compensation Committee determined to make additional base salary adjustments for our executive officers, including our named executive officers, for the remainder of fiscal 2011. The adjustments were generally designed to progress the base salary for each named executive officer toward the 50th percentile, taking into account considerations of internal equity within our executive management team and, other than for Dr. deBethizy, the recommendations of Dr. deBethizy. The adjustments, together with the 3.5% increase made in January 2011, were as follows:

•	for Dr. deBethizy, from $442,204 for fiscal 2010 to $491,341 for fiscal 2011;

•	for Mr. Musso, from $293,170 for fiscal 2010 to $333,415 for fiscal 2011;

•	for Dr. Dunbar, from $321,312 for fiscal 2010 to $355,404 for fiscal 2011;

•	for Mr. Brennan, from $300,084 for fiscal 2010 to $339,293 for fiscal 2011; and

•	for Mr. Zorn, from $270,611 for fiscal 2010 to $308,082 for fiscal 2011.

Annual Cash Incentive Bonus

In January 2011, the Compensation Committee, taking into account data for the 2011 peer group that showed the target bonus percentage for several of our named executive officers to be below the 50th percentile and the 2011 peer group data regarding base salaries discussed above, approved an increase in target bonus percentage for Mr. Musso, Dr. Dunbar, Mr. Brennan and Mr. Zorn from 30% to 35% beginning with fiscal 2011.

Also in January 2011, the Compensation Committee established the following performance objectives and associated weightings under our annual cash incentive award program for fiscal 2011:

Performance Objective	Weighting
At least one pivotal Phase 3 trial of TC-5214 is completed that meets the primary endpoint with statistical significance	25%

Influence execution of multi-party joint development team to:

• be on track at year end to accomplish a new drug application filing for TC-5214 (adjunct) by September 30, 2012	15%

• initiate planned Phase 2 monotherapy (switch) trial of TC-5214 by a specified date and be on track at year end for top-line data readout by a specified date	5%

Achieve Phase 2 clinical proof of concept for TC-5619 in ADHD in adults by March 31, 2011	10%

Complete all pre-defined enabling activities for TC-5619 in Alzheimer’s disease to be conducted by us and achieve a specified objective related to future development of TC-5619	5%

Execute Phase 2 learning trials of TC-6987 in asthma and diabetes (type 2) and achieve a specified outcome	10%

Provide support for a positive AstraZeneca advancement decision for AZD1446 in Alzheimer’s disease or dose first subject in Phase 2 study of AZD3480 in Alzheimer’s disease by a specified date	10%

Make a regulatory submission required to initiate clinical development of a Targacept-discovered new chemical entity	10%

Complete a business development arrangement with at least specified terms	5%

Manage operations to end 2011 with a cash and investments balance of at least a specified amount (exclusive of any extraordinary transactions and subject to any mid-year Board direction)	5%

AstraZeneca decision to license TC-5619	20%

Provide support for an AstraZeneca decision to advance, or fund our advancement of, a specified form of AZD3480 in ADHD	10%

Complete a partnering transaction with at least specified terms	10%

Because of the importance of selecting the most promising product candidates for research and development investment, executing multiple research and development programs efficiently, obtaining and managing working capital and, in some cases, securing arrangements with pharmaceutical collaborators with particular expertise and significant resources in building stockholder value for a clinical-stage biopharmaceutical company, the Compensation Committee believed that management’s efforts to achieve the specified performance objectives would further the interests of us and our stockholders. Moreover, the Compensation Committee believes that, when established, the performance objectives did not create risk for us. It is possible that circumstances may evolve in any particular year such that achievement of one or more of the pre-defined performance objectives for that year would no longer be in our interest. In that event, the Compensation Committee expects that the circumstances would be discussed at meetings of the Board held throughout the year and that the Compensation Committee would consider taking discretionary action — either during the year or when determining the achievement level under the incentive award program at the end of the year — with regard to the affected performance objectives. The Compensation Committee believes that the discretion that it retains to modify any performance objective during the year or to credit any performance objective that may not have been met for a particular reason (such as, for example, a strategic change that occurs during the year) eliminates any risk that may be associated with a change in circumstances.

In January 2012, the Compensation Committee determined that, in light of clinical setbacks for TC-5214, the decline in our market capitalization and a lower overall achievement level under our incentive award program for fiscal 2011 as compared to prior years, no cash bonus would be paid under the program for fiscal 2011 to our executive officers, including our named executive officers.

Stock Options

As disclosed in our proxy statement for the 2011 annual meeting of stockholders, in March 2011, giving consideration to the value of stock options as an incentive and retention tool, the Compensation Committee determined to grant a stock option to each of our named executive officers, as well as to our other executive officers and substantially all of our other employees. The grants were made effective as of March 29, 2011. In establishing the number of shares to be subject to all of the stock options in the aggregate, the Compensation Committee considered:

•	the number of shares available for issuance under the 2006 Plan;

•	the intended period over which the shares remaining reserved under the 2006 Plan are available for potential issuance and other expected uses for such shares;

•

stock-based plan management guidelines for “burn rate” (a comparison of shares subject to annual stock-based awards as a percentage of shares issued and outstanding) published by Institutional Shareholder Services Inc.; and

•

our historical burn rates and “equity overhang” (a comparison of the number of shares either underlying stock options outstanding under our equity plans or reserved for future issuance under the 2006 Plan as a percentage of shares issued and outstanding).

In determining the number of shares to be subject to the grant to each of our named executive officers, the Compensation Committee considered the data and information provided by Towers Watson for the 2011 peer group by comparable position and by internal compensation rank, as well as data from the Radford Global Life Sciences Survey. The Compensation Committee initially targeted a value (determined using the Black-Scholes-Merton formula) at the 75th percentile of stock awards to the comparable executives in the 2011 peer group by internal compensation rank. The number of shares corresponding to the value at the respective 75th percentiles was then adjusted based on consideration of the comparable position data in the 2011 peer group, the Radford survey data and internal equity. Following the adjustments, the size of the grants was above the respective 75th percentiles, but in most cases below the applicable 75% percentile for overall equity ownership benchmarked against the comparably ranked executive in the 2011 peer group. The number of shares subject to the stock option granted to Dr. deBethizy was 105,000; the number of shares subject to the stock option granted to Dr. Dunbar was 55,500; and the number of shares subject to the stock options granted to each of Mr. Musso, Mr. Brennan and Mr. Zorn was 50,000. All of the stock options have an exercise price of $26.05 per share, the closing price of our common stock on the NASDAQ Global Market on the date of grant, March 29, 2011, and vest quarterly over four years.

Also, in March 2011, the Board further amended and restated the 2006 Plan to address particular provisions that are disfavored by some institutional investors. In particular, the amendments: (a) provided that the consummation of a change in control transaction, rather than stockholder approval of or regulatory clearance for the transaction, constitutes the change in control event under the 2006 Plan for equity awards granted on or after the amendment date; (b) provided that shares withheld or surrendered to pay the option price or purchase price for an award or to satisfy tax withholding obligations are not available for re-use; (c) provided that, where applicable to a particular award, dividends and dividend equivalent rights are not paid unless and until the award has vested and/or been earned; (d) expanded the “repricing” transactions requiring stockholder approval to include the surrender of underwater stock options or stock appreciation rights in exchange for the grant of equity awards other than lower priced stock options or stock appreciation rights (for which stockholder approval was already required); (e) clarified that the requirement for stockholder approval for exchanges of stock options or stock appreciation rights for other awards does not apply where the stock options or stock appreciation rights being surrendered are not underwater; and (f) removed language regarding the cancellation of awards in consideration of alternative awards or a cash payment.

Actions Taken in Fiscal 2012

In January 2012, the Compensation Committee, taking into account the same factors that led it to determine that no bonus would be paid under our annual cash incentive award program for fiscal 2011 to the members of our executive management team, also determined that no increase would be made to the respective base salaries of our named executive officers and the other members of our executive management team for fiscal 2012. The Compensation Committee also determined to defer consideration of any stock option grants until later in the year.

Role of Management in the Compensation Process

As described above, on an annual basis for each of our executive officers, including our named executive officers, the Compensation Committee determines base salary and considers whether to make any adjustment in target bonus percentage. As part of the process, the Compensation Committee’s consultant or, if none is engaged for any particular year and Dr. deBethizy or the chairperson of the Compensation Committee so directs, our Controller assembles: a tally sheet for each executive officer; data showing the relationship of the executive officer’s compensation to the compensation of our other executive officers; and base and total compensation data for executives in comparable positions in our then-current peer group or comparable companies in our industry based on number of employees as reflected in the Radford Global Life Sciences Survey. This information is provided in addition to any other peer group or other data or information that may be provided by any consultant engaged by the Compensation Committee. In addition, where the Compensation Committee has engaged a consultant, our Controller may provide information requested by the consultant, such as job codes used to correlate our executive officers with positions in the Radford survey.

For each executive officer other than himself, Dr. deBethizy makes a recommendation regarding base salary and, in some cases, target bonus percentage to the Compensation Committee, taking into account the factors discussed above. At or about the same time, Dr. deBethizy proposes for the consideration of the Compensation Committee corporate performance objectives, determined in consultation with our executive management team, for the annual cash incentive award program. He then participates in the meeting at which the Compensation Committee determines the base salary and target bonus percentage for our executive officers and the performance objectives for the incentive award program. No other member of management is present for the portion of this meeting during which these matters are finally determined. Dr. deBethizy is excused from the portion of the meeting during which his performance is considered and his base salary and target bonus percentage are finally determined.

With respect to the granting of stock options, the Compensation Committee has historically determined the period over which the shares reserved under our equity plans are intended to be available for consideration for potential issuance. In making that determination, the Compensation Committee takes into account market data relating to burn rate for comparable companies in our industry, overall employee ownership, dilutive events and the role of stock-based awards in meeting the objectives of our compensation program. Based on the guidance received from the Compensation Committee, Dr. deBethizy may from time to time propose that the Compensation Committee consider the grant of stock options. In that event, Dr. deBethizy typically recommends a number of shares to be made subject to the stock option proposed to be granted to each of our executive officers based on our executive compensation objectives and the factors discussed above. The Compensation Committee then makes the determination whether to grant any or all of the stock options and, if it determines to make a grant, the individuals who will receive a stock option and the number of shares to be subject to such stock option.

As discussed above, the Compensation Committee has determined that, as a general matter, it will consider making stock option grants as part of the annual performance assessment process.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that appears elsewhere in this proxy statement with Targacept’s management. Based on its review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in Targacept’s Annual Report on Form 10-K for the year ended December 31, 2011.

This Compensation Committee report shall not be deemed to be “soliciting material” or subject to Regulation 14A or Regulation 14C under the 1934 Act, shall be deemed furnished in Targacept’s Annual Report on Form 10-K for the year ended December 31, 2011, is otherwise not incorporated by reference into any of Targacept’s previous filings with the SEC and is not to be incorporated by reference into any of Targacept’s future filings with the SEC, irrespective of any general statement included in any such filing that incorporates the Annual Report on Form 10-K referenced above or this proxy statement by reference, unless such filing explicitly incorporates this Compensation Committee report by reference.

Respectfully submitted,

Julia R. Brown, Chairperson

M. James Barrett, Ph.D.

Alan W. Dunton, M.D.

Mark Skaletsky

Summary Compensation

The following table contains information regarding the total compensation for the fiscal years ended December 31, 2011, 2010 and 2009 of our chief executive officer, chief financial officer and three other most highly compensated executive officers who were serving as executive officers on December 31, 2011. We refer to these individuals in this proxy statement as our “named executive officers.”

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus (1) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation (1) ($)	All Other Compensation (3) ($)	Total ($)
J. Donald deBethizy	2011	485,731	—	1,695,540	—	9,800	2,191,071
President and Chief Executive Officer	2010	442,204	26,974	934,612	132,660	9,800	1,546,250
	2009	384,525	143,259	125,528	177,362	14,700	845,374

Alan A. Musso	2011	328,418	—	807,400	—	9,800	1,145,618
Senior Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Assistant Secretary	2010 2009	293,170 276,575	10,730 80,743	667,580 101,388	52,771 85,047	9,800 14,700	1,034,051 5582,453

Geoffrey C. Dunbar	2011	351,596	—	896,214	—	9,800	1,257,610
Senior Vice President, Clinical Development and Regulatory Affairs and Chief Medical Officer	2010 2009	321,312 292,102	11,760 83,708	667,580 88,835	57,836 89,821	9,800 14,700	1,068,288 569,166

Jeffrey P. Brennan	2011	334,509	—	807,400	—	9,800	1,151,709
Senior Vice President, Business and Commercial Development and Chief Business Officer	2010 2009	300,084 276,575	10,983 85,743	667,580 101,388	54,015 85,047	9,800 14,700	1,042,462 563,453

Peter A. Zorn	2011	303,415	—	807,400	—	9,800	1,120,615
Senior Vice President, Legal Affairs, General Counsel and Secretary	2010	270,611	9,904	667,580	48,710	9,800	1,006,605
	2009	246,010	93,451	88,835	75,648	14,700	518,644

(1)	For 2009 and 2010, the amounts in these columns, together, reflect cash payments made in January of the following year pursuant to our annual cash incentive award program, except that for 2009 the amounts in the column titled “Bonus” also reflect special cash bonuses paid in December 2009 in the following amounts: $100,000 for Dr. deBethizy; $60,000 for Mr. Musso and Dr. Dunbar; $65,000 for Mr. Brennan; and $75,000 for Mr. Zorn. Our annual cash incentive award program is discussed above under “— Compensation Discussion and Analysis.”

(2)	The amounts in this column reflect for each fiscal year shown the aggregate grant date fair value of stock options granted during the year calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation, or ASC 718, disregarding the potential for forfeitures, regardless of the period in which the corresponding compensation expense was recorded in accordance with ASC 718. The assumptions used to calculate grant date fair value are discussed in Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

(3)	The amounts in this column represent matching contributions that we made under our 401(k) plan.

Information Relating to Plan-Based Awards

The following table contains information regarding grants of plan-based awards to our named executive officers made during the fiscal year ended December 31, 2011.

2011 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Option Awards: Number of Securities Underlying Options (2)	Exercise or Base Price of Option Awards ($/Share)(3)	Grant Date Fair Value of Option Awards ($)(4)
			Threshold ($)	Target ($)	Maximum ($)
J. Donald deBethizy	—	—	—	242,865	340,012	—	—	—
	3/29/2011	3/8/2011	—	—	—	105,000	26.05	1,695,540
Alan A. Musso	—	—	—	114,945	160,925	—	—	—
	3/29/2011	3/8/2011	—	—	—	50,000	26.05	807,400
Geoffrey C. Dunbar	—	—	—	123,059	172,272	—	—	—
	3/29/2011	3/8/2011	—	—	—	55,500	26.05	896,214
Jeffrey P. Brennan	—	—	—	117,078	163,909	—	—	—
	3/29/2011	3/8/2011	—	—	—	50,000	26.05	807,400
Peter A. Zorn	—	—	—	106,195	148,674	—	—	—
	3/29/2011	3/8/2011	—	—	—	50,000	26.05	807,400

(1)	Our annual cash incentive award program is considered a non-equity incentive plan and is discussed above under “—Compensation Discussion and Analysis.” There is no threshold amount payable under the program. The amounts shown in the “Target” column reflect each named executive officer’s target bonus percentage of base salary set by the Compensation Committee for fiscal 2011. The amounts shown in the “Maximum” column reflect the maximum amount payable to each named executive officer under the program based on his target bonus percentage and the aggregate weight for all of the corporate performance objectives approved by the Compensation Committee for fiscal 2011. As discussed above under “—Compensation Discussion and Analysis,” no amounts were actually paid to our named executive officers under the program for fiscal 2011.

(2)	The options reflected in this column were granted under the 2006 Plan and vest and become exercisable in equal installments on the last day of 16 consecutive calendar quarters beginning with March 31, 2011.

(3)	The exercise price per share of each option shown is equal to the closing price of our common stock on the NASDAQ Global Market on the grant date.

(4)	The amounts in this column reflect the grant date fair value of each option calculated in accordance with ASC 718 as described in footnote 2 to the Summary Compensation Table.

Additional discussion regarding factors that may be helpful in understanding the information included in the Summary Compensation Table and 2011 Grants of Plan-Based Awards table is included above under “—Compensation Discussion and Analysis.”

Employment Agreements

We have entered into employment agreements with each of our named executive officers. Each employment agreement continues until terminated by us or by the named executive officer.

Each employment agreement provides for a minimum annual base salary that will be reviewed and is subject to increase in accordance with our policies and procedures. In addition, each employment agreement provides for the named executive officer’s annual base salary to be increased annually as necessary to be consistent with the median base salaries of employees in similar positions at comparable companies as described in the then-current Radford Biotechnology Compensation Report. Each named executive officer is also eligible to receive stock-based awards and to earn an annual bonus based on a target percentage of his annual base salary. Each named executive officer’s employment agreement provides for a minimum target bonus percentage, which may be increased at the discretion of the Board or Compensation Committee. For fiscal 2011, the target bonus percentage for Dr. deBethizy was 50% and the target bonus percentage for each of the other named executive officers was 35%.

If a named executive officer’s employment terminates for any reason, the named executive officer is entitled to receive a lump sum equal to any base salary, bonus and other compensation earned and due but not yet paid or, in the case of Mr. Brennan, earned and accrued through the effective date of termination. In addition, if we (or a successor) terminate a named executive officer’s employment other than for “Just Cause” or a named executive officer terminates his employment within one year following the first occurrence of “Good Reason,” he is entitled to receive:

•

severance following termination equal to his then-current base salary for twelve months in the case of Dr. deBethizy and nine months for all other named executive officers or in each case, if shorter, until he secures other employment, payable monthly, except that any amount that would exceed the exemption under Section 409A of the Internal Revenue Code of 1986, as amended, would be payable in a lump sum two and one-half months following the end of our taxable year in which the termination occurs;

•

acceleration of unvested options to purchase capital stock or restricted stock—Dr. deBethizy is entitled to twelve months acceleration, Mr. Brennan is entitled to nine months acceleration and all other named executive officers are entitled to six months acceleration;

•	continuation of the health and life insurance benefits coverage provided to him as of the date of termination for the period during which he receives severance; and

•	up to $10,000 in outplacement counseling services, if incurred by him and paid by us within specified time periods.

Under the employment agreements:

•

“Just Cause” means the named executive officer’s: (i) willful and material breach of the agreement and his continued failure to cure the breach for a specified period; (ii) conviction of, or entry of a plea of guilty or nolo contendere to a felony or a misdemeanor involving moral turpitude; (iii) willful commission of an act of fraud, breach of trust, or dishonesty including, without limitation, embezzlement, that results in material damage or harm to our business, financial condition or assets; or (iv) intentional damage or destruction of substantial property of ours. Mr. Brennan and Mr. Zorn joined Targacept in 2003, after our other named executive officers. In the case of their employment agreements, the definition of “Just Cause” also includes a violation of specified company policies or an act or omission contrary to generally expected ethical or professional standards.

•

“Good Reason” means: (i) any purported termination of the named executive officer’s employment that is not effected in accordance with the agreement; or (ii) any uncured failure to confer the benefits and compensation provided under the agreement or, in some cases, to comply with any other material provision of the agreement, in each case conditional on the named executive officer providing written notice of the initial existence of Good Reason within 90 days and the Good Reason continuing to exist 30 days after the notice.

Each employment agreement provides that the named executive officer shall at all times maintain the confidentiality of our proprietary information and shall not engage in a business defined in the agreement as competitive to us until 12 months after termination of employment with respect to Dr. deBethizy or nine months after termination of employment with respect to each other named executive officer.

Information Relating to Equity Awards

The following table contains information for each of our named executive officers regarding equity awards outstanding as of December 31, 2011.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($)		Option Expiration Date
J. Donald deBethizy	798		—		5.10		2/14/2012
	4,415		—		5.10		1/13/2013
	20,833		—		5.10		1/30/2013
	8,751	(1)	—		1.75	(1)	1/30/2013
	98,014		—		5.10		10/30/2013
	28,711	(1)	—		1.75	(1)	10/30/2013
	5,868		—		5.63		1/25/2014
	229,163		—		5.55		8/15/2016
	48,749		16,251	(2)	2.93		1/8/2019
	35,000		35,000	(3)	20.68		1/18/2020
	26,250		78,750	(4)	26.05		3/28/2021
Alan A. Musso	1		—		5.10		1/13/2013
	49,107		—		5.55		8/15/2016
	37,324		—		8.51		12/18/2017
	22,970		13,124	(2)	2.93		1/8/2019
	25,000		25,000	(3)	20.68		1/18/2020
	12,500		37,500	(4)	26.05		3/28/2021
Geoffrey C. Dunbar	10,749		—		5.10		1/30/2013
	29,638		—		5.10		10/30/2013
	3,950		—		5.63		1/25/2014
	61,547		—		5.55		8/15/2016
	57,110		—		8.51		12/18/2017
	34,499		11,501	(2)	2.93		1/8/2019
	24,999		25,001	(3)	20.68		1/18/2020
	13,875		41,625	(4)	26.05		3/28/2021
Jeffrey P. Brennan	1,995		—		5.10		2/27/2016
	12,277		—		5.55		8/15/2016
	38,486		—		8.51		12/18/2017
	18,268		13,126	(2)	2.93		1/8/2019
	24,999		25,001	(3)	20.68		1/18/2020
	12,500		37,500	(4)	26.05		3/28/2021
Peter A. Zorn	8,185		—		5.55		8/15/2016
	31,517		—		8.51		12/18/2017
	28,750		11,501	(2)	2.93		1/8/2019
	25,000		25,000	(3)	20.68		1/18/2020
	12,500		37,500	(4)	26.05		3/28/2021

(1)	Granted together with the immediately preceding option shown in the above table as a single award and reflects the effect of a repricing of the portion of the award that was not yet exercisable as of March 31, 2005. The repricing was implemented by the Board in April 2005.

(2)	The unexercisable portion of this option as of December 31, 2011 vests and becomes exercisable in equal installments on the last day of four consecutive calendar quarters beginning with March 31, 2012.

(3)	The unexercisable portion of this option as of December 31, 2011 vests and becomes exercisable in equal installments on the last day of eight consecutive calendar quarters beginning with March 31, 2012.

(4)	The unexercisable portion of this option as of December 31, 2011 vests and becomes exercisable in equal installments on the last day of 12 consecutive calendar quarters beginning with March 31, 2012.

The following table contains information for each named executive officer regarding the exercise of stock options during the fiscal year ended December 31, 2011.

2011 OPTION EXERCISES AND STOCK VESTED

	Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)
J. Donald deBethizy	—	—
Alan A. Musso	30,875	506,633
Geoffrey C. Dunbar	—	—
Jeffrey P. Brennan	1,264	34,216
Peter A. Zorn	—	—

(1)	The amounts in this column are calculated on a stock option exercised-by-stock option exercised basis based on the difference between the exercise price per share of the stock option and the sale price per share of our common stock acquired upon exercise of the stock option and sold on the date of exercise.

Payments upon Termination in Certain Circumstances

Our employment agreements with our named executive officers provide for payments and benefits to the named executive officer if we terminate (or if a successor following a change of control terminates) his employment other than for Just Cause or, subject to certain timing and other conditions, he terminates his employment for Good Reason. The terms “Just Cause” and “Good Reason” and, in the case of Good Reason, the applicable conditions are discussed above under “—Employment Agreements.”

Under SEC rules, we are required to estimate and quantify the payments and benefits that would be payable upon the occurrence of a triggering event, as if the triggering event had occurred as of the last business day of the last fiscal year. Accordingly, the following table sets forth the estimated payments and benefits that would have become payable if we had terminated the employment of any of our named executive officers without Just Cause, or if any of our named executive officers had terminated his employment with us for Good Reason and the applicable conditions were met, as of December 30, 2011, the last business day of our most recently completed fiscal year. Receipt of any of the payments and benefits set forth below is contingent on the delivery by the named executive officer of a release and waiver of legal claims related to the employment relationship.

SUMMARY OF POTENTIAL PAYMENTS UPON TERMINATION

Name	Severance (1) ($)	Annual Cash Incentive Award Program (2) ($)	Value of Accelerated Options (3) ($)	Continuation of Health and Life Insurance (4) ($)	Outplacement Counseling Services ($)	Total ($)
J. Donald deBethizy	491,341	—	42,903	21,916	10,000	566,160
Alan A. Musso	250,061	—	17,326	16,437	10,000	293,824
Geoffrey C. Dunbar	266,553	—	15,180	12,253	10,000	303,986
Jeffrey P. Brennan	254,470	—	25,988	16,257	10,000	306,715
Peter A. Zorn	231,062	—	15,180	15,188	10,000	271,430

(1)	The amounts in this column reflect the aggregate amount that would be payable over 12 months in the case of Dr. deBethizy and over nine months in the case of each other named executive officer.

(2)	As discussed above under “—Compensation Discussion and Analysis,” the Compensation Committee determined that no awards would be made under our annual cash incentive award program for fiscal 2011 to our named executive officers. The Compensation Committee determines the achievement level to be applied under the program for a particular fiscal year following the end of that year based on our achievement of performance objectives and other corporate accomplishments or events that occurred during the year. The program anticipates that the achievement level under the program is likely to change from year to year.

(3)	The amounts in this column are calculated based on the positive difference between $5.57, the closing price of our common stock on the NASDAQ Global Market on December 30, 2011, the last trading day of fiscal year 2011, and the exercise price per share of each option for which vesting would be accelerated. Stock options with an exercise price per share above $5.57 are disregarded for this purpose.

(4)	The amounts in this column are calculated based on the monthly premiums that we pay for the medical, dental and life insurance coverage received by the named executive officer as of December 30, 2011.

Compensation of Directors

Under our current non-employee director compensation program:

•

each non-employee director who is first elected or appointed to the Board receives a nonqualified option to purchase 25,000 shares of common stock on the fifth business day after his or her election or appointment (an “Initial Option”);

•

each non-employee director who is first elected or appointed as chairman of the Board receives an additional Initial Option to purchase 10,000 shares of common stock on the fifth business day after his or her election or appointment;

•

each non-employee director receives on an annual basis a nonqualified option to purchase 7,500 shares of common stock or, in the case of the chairman of the Board, an option to purchase 12,500 shares of common stock (an “Annual Option”);

•	each non-employee director receives an annual cash retainer of $25,000 payable in quarterly installments ($45,000 in the case of the chairman of the Board); and

•

each member of the Audit Committee receives an additional cash retainer of $6,000 ($16,000 in the case of the chairman of the committee); each member of the Compensation Committee receives an additional cash retainer of $5,000 ($10,000 in the case of the chairman of the committee); and each member of the Governance and Nominating Committee receives an additional cash retainer of $5,000 ($10,000 in the case of the chairman of the committee).

Each Initial Option vests and becomes exercisable (i) with respect to one-third of the shares subject to the Initial Option, on the earlier of the first anniversary of the grant date or the last business day before the annual meeting of stockholders that occurs in the next calendar year, provided that the recipient director remains in service on the vesting date, and (ii) with respect to the remaining two-thirds of the shares subject to the Initial Option, on a pro rata quarterly basis over the next two years, if the recipient director remains in service as a director during such periods.

Each Annual Option is granted on the fifth business day after the date of the stockholders meeting at which directors are elected, if the recipient director remains in service as a director as of the grant date, and vests and becomes exercisable in full on the earlier of the first anniversary of the grant date or the last business day before the annual meeting of stockholders that occurs in the next calendar year, if the recipient director remains in service as a director on the vesting date.

The exercise price per share for both Initial Options and Annual Options is equal to the fair market value of our common stock on the date the option is granted, as determined in accordance with the 2006 Plan (or any successor plan). The term or “option period” for both Initial Options and Annual Options is 10 years.

Process for Determining Director Compensation

The Governance and Nominating Committee periodically directs our Controller, or engages a third party consultant, to assemble director compensation data for our then-current peer group to evaluate the competitiveness of our non-employee director compensation program. Based on the findings, the Governance and Nominating Committee considers whether to recommend that the Board modify our non-employee director compensation program.

2011 DIRECTOR COMPENSATION TABLE

The following table contains information regarding total compensation paid to members of the Board who are not also named executive officers during the fiscal year ended December 31, 2011.

Name	Fees Earned or Paid in Cash ($)	Option Awards (1)(2) ($)	Total ($)
Mark Skaletsky	57,500	162,463	219,963
M. James Barrett	30,000	97,478	127,478
Charles A. Blixt	46,000	97,478	143,478
Julia R. Brown	32,500	97,478	129,978
G. Steven Burrill	31,000	97,478	128,478
Errol B. De Souza	36,250	97,478	133,728
Alan W. Dunton	31,250	97,478	128,728
John P. Richard	31,000	97,478	128,478
Ralph Snyderman	32,500	97,478	129,978

(1)	The amounts in this column reflect the aggregate grant date fair value of stock options granted during fiscal 2011 calculated in accordance with ASC 718, disregarding the potential for forfeitures. The assumptions that we used to calculate these amounts are discussed in Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. All stock options granted to non-employee directors during fiscal 2011 were granted on June 15, 2011 at an exercise price of $21.25 per share, the closing price of our common stock on the NASDAQ Global Market on the grant date.

(2)

As of December 31, 2011: Mr. Skaletsky held options to purchase an aggregate of 62,500 shares of common stock; Dr. Barrett held options to purchase an aggregate of 65,000 shares of common stock; Mr. Blixt held options to purchase an aggregate of 50,000 shares of common stock; Ms. Brown held options to purchase an aggregate of 33,400 shares of common stock; Mr. Burrill held options to purchase an aggregate of 15,000 shares of common stock; Dr. De Souza held options to purchase an aggregate of 65,000 shares of common stock; Dr. Dunton held options to purchase an aggregate of 52,000 shares of common stock; Mr. Richard held options to purchase an aggregate of 45,000 shares of common stock; and Dr. Snyderman held options to purchase an aggregate of 40,000 shares of common stock.

EQUITY COMPENSATION PLAN INFORMATION

The following table contains information regarding securities authorized for issuance under our equity compensation plans in effect as of December 31, 2011. Our equity compensation plans consist of the 2006 Plan and our 2000 Equity Incentive Plan.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,779,866	$ 14.51	1,276,173 (1)
Equity compensation plans not approved by security holders	—	—	—
Total	3,779,866	$14.51	1,276,173 (1)

(1)	Represents shares of common stock available for future issuance under the 2006 Plan upon the exercise of stock options that may be granted after December 31, 2011, restricted stock or other stock-based awards.

PROPOSAL 2: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

As required by Section 14A of the 1934 Act, we are providing our stockholders with the opportunity to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. Section 14A was added to the 1934 Act by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act effective in 2011.

Prior to casting your vote on this proposal, we encourage you to read the “Compensation Discussion and Analysis” section of this proxy statement (beginning on page 21) for a detailed discussion of our executive compensation program and our compensation policies and practices. We also encourage you to read the application of our compensation philosophy to the compensation provided to each named executive officer as reflected in the discussion and tables in the “Executive Compensation” section of this proxy statement (beginning on page 21).

The Compensation Committee believes that the objectives of our executive compensation program are appropriate for a company of our size and stage of development and that our compensation policies and practices help meet those objectives. In addition, the Compensation Committee believes that our executive compensation program achieves an appropriate balance between fixed compensation and variable incentive compensation, pays for performance and promotes an alignment between the interests of our named executive officers and our stockholders. Accordingly, we are asking our stockholders to approve the compensation of our named executive officers. This advisory vote is not intended to be limited or specific to any particular element of compensation, but rather to cover the overall compensation of our named executive officers and the compensation policies and practices described in this proxy statement.

The Board recommends that our stockholders vote “FOR” the following resolution at the meeting:

“RESOLVED that the compensation paid to the Company’s named executive officers, as disclosed in the proxy statement for the Company’s 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related discussion, is hereby APPROVED.”

This resolution will be approved, on an advisory basis, if a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal vote in favor of the proposal. Because this proposal is advisory, the results of the vote will not be binding on Targacept or on the Board or the Compensation Committee. However, the Compensation Committee values the views of our stockholders and will consider the outcome of the vote in conjunction with future compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN ACCORDANCE WITH THE BOARD’S RECOMMENDATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP to audit our financial statements for the fiscal year ending December 31, 2012. Ernst & Young, an independent registered public accounting firm, has served as our independent auditor since we became an independent company in 2000. A representative from Ernst & Young is expected to be present at the meeting and available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so. We are soliciting stockholder ratification of the appointment of Ernst & Young, although stockholder ratification is not required by law. If the appointment of Ernst & Young is not ratified at the meeting, the Audit Committee will consider whether to appoint a different independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS TARGACEPT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN ACCORDANCE WITH THE BOARD’S RECOMMENDATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEE INFORMATION AND

AUDIT COMMITTEE PRE-APPROVAL POLICY

The following table sets forth the fees for professional services rendered by Ernst & Young LLP in connection with the audits of our annual financial statements for the years ended December 31, 2011 and 2010 and for other services rendered by Ernst & Young during those periods.

	Fiscal 2011	Fiscal 2010
Audit Fees (1):	$412,656	$310,567
Tax Fees (2):	15,000	17,492
All Other Fees (3):	1,995	1,865

Total Fees:	$429,651	$329,924

(1)	Audit Fees include fees billed for the applicable year for services: (a) in connection with the audit of our financial statements included in our annual report on Form 10-K and the review of our financial statements included in our quarterly reports on Form 10-Q; (b) in connection with the audit of our internal control over financial reporting; (c) in connection with our shelf registration statement filed with the SEC in December 2010; (d) in connection with a public offering that we completed in May and June 2011; (e) in connection with the review of other documents filed with the SEC and accounting consultations; and (f) normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)	Tax Fees include fees billed in the applicable year for tax return preparation, assistance with tax return examinations, research and technical tax advice.

(3)	All Other Fees reflect fees billed in the applicable year for a license to Ernst & Young’s web-based accounting research tool.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy that requires the Audit Committee to approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm prior to its engagement to provide such services. The Audit Committee has established a pre-approval policy for certain audit and non-audit services, up to a specified amount for each identified service that may be provided by the independent registered public accounting firm. In addition, the Chairman of the Audit Committee, or any member of the Audit Committee designated by the Chairman, may specifically approve any service that is not a prohibited non-audit service if the fees for such service are not reasonably expected to exceed $10,000. Any such approval by the Chairman or his designee must be reported to the Audit Committee at its next scheduled meeting. The pre-approved services of the independent registered public accounting firm, and corresponding maximum fees, are reviewed annually by the Audit Committee.

Audit Committee Report

The Audit Committee has reviewed and discussed with management Targacept’s audited financial statements for the year ended December 31, 2011. The Audit Committee has also reviewed and discussed with Ernst & Young LLP, Targacept’s independent registered public accounting firm, Targacept’s audited financial statements and the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (The American Institute of Certified Public Accountants, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received from Ernst & Young the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young its independence.

Based on its review and discussions with management and Ernst & Young and its review of the information provided by management and Ernst & Young, the Audit Committee recommended to the Board that Targacept’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

This Audit Committee report is not incorporated by reference into any of Targacept’s previous filings with the SEC and is not to be incorporated by reference into any of Targacept’s future filings with the SEC, irrespective of any general statement included in any such filing that incorporates this proxy statement by reference, unless such filing explicitly incorporates this Audit Committee report by reference.

Respectfully submitted,

Charles A. Blixt, Chairman

G. Steven Burrill

John P. Richard

DEADLINES FOR STOCKHOLDER PROPOSALS AND STOCKHOLDER NOMINATIONS

Under Rule 14a-8 under the 1934 Act, if you want us to include a proposal in the proxy materials for our 2013 annual meeting of stockholders, or the “2013 annual meeting,” we must receive the proposal at our executive offices at 200 East First Street, Suite 300, Winston-Salem, North Carolina 27101 not later than December 21, 2012. However, if the date of the 2013 annual meeting is changed by more than 30 days from the first anniversary of the date of the 2012 annual meeting, the deadline will instead be a reasonable time before we begin to print and send our proxy materials for the 2013 annual meeting. The proposal should be addressed to the attention of Targacept’s Corporate Secretary, and we suggest that it be sent by certified mail, return receipt requested. Any proposal that you submit must comply with SEC rules.

If you wish to present a proposal or to nominate a candidate for director for election at the 2013 annual meeting, but not to have the proposal or nomination considered for inclusion in the proxy materials for that meeting, you must be eligible and give us advance written notice in accordance with our bylaws. Our bylaws are filed with the SEC as Exhibit 3.1 to our Current Report on Form 8-K filed August 11, 2009.

To be eligible under our bylaws, you must be a stockholder of record (and, if you are making the proposal or nomination on behalf of a beneficial owner of shares of us, the beneficial owner must be a beneficial owner of shares of us) both on the date you provide us the required notice and on the date of the 2013 annual meeting and you must be entitled to vote at the 2013 annual meeting. The required notice must include all of the information required by our bylaws and must be delivered to or mailed and received at our executive offices not fewer than 90 calendar days and not more than 120 calendar days before the first anniversary of the date of the 2012 annual meeting. However, if the 2012 annual meeting is not held or if the date of the 2013 annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the date of the 2012 annual meeting, then the required notice must be delivered to or mailed and received at our executive offices not later than the close of business on the 90th day prior to the date of the 2013 annual meeting or, if the first public disclosure that discloses the date of the 2013 annual meeting is less than 100 days prior to the date of the 2013 annual meeting, not later than the close of business on the 10th day following that first public disclosure. Assuming that the date of our 2013 annual meeting is not advanced or delayed in the manner described above, the required notice for the 2013 annual meeting would need to be provided to us not earlier than January 31, 2013 and not later than March 2, 2013. If you are not eligible or you do not provide timely notice of a proposal or nomination for the 2013 annual meeting in accordance with our bylaws, then the proposal or nomination may be excluded from consideration at the meeting.

After you have provided the required notice, you must update and supplement the notice as required by our bylaws, if necessary, so that the information provided or required to be provided remains true and correct both as of the record date for the 2013 annual meeting and as of the date that is 10 business days prior to the date of the 2013 annual meeting. Your update or supplement must be delivered to, or mailed and received by, our Corporate Secretary at our executive offices at 200 East First Street, Suite 300, Winston-Salem, North Carolina 27101 not later than five business days after the record date for the 2013 annual meeting, in the case of the update and supplement required to be made as of the record date for the 2013 annual meeting, and not later than eight business days prior to the date of the 2013 annual meeting, if practicable (or, if not practicable, on the earliest practicable date prior to the date of the 2013 annual meeting), in the case of the update and supplement required to be made as of 10 business days prior to the 2013 annual meeting.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers or other nominees may participate in the practice of “householding” proxy statements, annual reports and notices of annual meeting and internet availability of proxy materials. This means that only one copy of the Notice or, if a paper copy is requested, one copy of our proxy statement or 2011 Annual Report may have been sent to multiple stockholders living in the same household. If you are a stockholder who shares with another stockholder an address that received a single copy of any of these documents, we will promptly arrange for delivery of a separate copy upon your request made in writing to us at Targacept, Inc., 200 East First Street, Suite 300, Winston-Salem, North Carolina 27101, Attention: Chief Financial Officer or by calling us at (336) 480-2100. If you share with another stockholder an address that received only one copy of the Notice, proxy statement or 2011 Annual Report and wish to receive a separate copy of any of these documents in the future, or if your household received multiple copies of any of these documents and you would like to receive only one copy for your household, please contact your bank, broker or other nominee or contact us at the address and telephone number above.

FINANCIAL INFORMATION

Our 2011 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, accompanies this proxy statement and provides additional information about us.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC is available on our website at www.targacept.com and is available in paper form (excluding exhibits) to beneficial owners of our common stock without charge upon written request directed to Targacept, Inc., 200 East First Street, Suite 300, Winston-Salem, North Carolina 27101, Attention: Chief Financial Officer. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 are also available on the SEC’s website at www.sec.gov.

Winston-Salem, North Carolina

April 20, 2012

☐	¢

PROXY

TARGACEPT, INC.

MAY 31, 2012 ANNUAL MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

TARGACEPT, INC.

The undersigned stockholder of Targacept, Inc., a Delaware corporation (the “Company”), revoking any previous proxies granted related to these shares, appoints J. Donald deBethizy, Ph.D. and Mark Skaletsky, or either of them, with full power to act alone, the true and lawful attorneys in fact and proxies of the undersigned, with full power of substitution and revocation, to vote all shares of common stock of the Company that the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held at the Winston-Salem Marriott, 425 North Cherry Street, Winston-Salem, North Carolina on Thursday, May 31, 2012 at 8:30 a.m. Eastern Daylight Time, and at any adjournment or postponement thereof, with all powers the undersigned would possess if personally present, as follows:

The shares represented by this Proxy will be voted in accordance with the instructions of the undersigned stockholder(s) when instructions are given in accordance with the procedures described herein and the accompanying proxy statement. If this Proxy is duly executed and returned, the shares represented hereby will be voted “FOR” the nominees for director named herein and “FOR” Proposals 2 and 3 described herein if no instruction to the contrary is indicated. If any other business is properly brought before the annual meeting or any adjournment or postponement thereof, the shares represented by this Proxy will be voted at the discretion of the proxies identified above.

(Continued and to be signed on the reverse side)

¢	14475	¢

ANNUAL MEETING OF STOCKHOLDERS OF

TARGACEPT, INC.

May 31, 2012

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/by phone until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person at the meeting.

COMPANY NUMBER
ACCOUNT NUMBER

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 31, 2012

The Notice of 2012 Annual Meeting of Stockholders, proxy statement, form of proxy card and our 2011 Annual Report are available on our website at www.targacept.com/2012annualmeeting.

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

¢ 20333000000000000000 6	053112

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED BELOW AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.

Election of the three nominees named below as Class III directors for a term to expire at the 2015 annual meeting of stockholders, with each director to hold office until his successor is duly elected and qualified or until his earlier death, retirement, resignation or removal.

						FOR	AGAINST	ABSTAIN
				2.	Advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement.	☐	☐	☐
NOMINEES:
	☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	O G. Steven Burrill O Errol B. De Souza O Mark Skaletsky		3.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.	☐	☐	☐

THE UNDERSIGNED HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS IN FACT AND PROXIES NAMED HEREIN, OR EITHER OF THEM OR THEIR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF, ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND INTERNET AVAILABILITY OF PROXY MATERIALS AND ACKNOWLEDGES THAT THE PROXY STATEMENT AND 2011 ANNUAL REPORT HAVE BEEN MADE AVAILABLE TO THE UNDERSIGNED.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢